AGREEMENT OF PURCHASE AND SALE

between

ACADIA PELHAM MANOR LLC,
a Delaware Limited Liability Company,

ACADIA EAST FORDHAM ACQUISITIONS LLC,
a Delaware Limited Liability Company,

and

FORDHAM PLACE OFFICE LLC,
a Delaware Limited Liability Company

(collectively, “Seller”)

and

RPAI ACQUISITIONS, INC., an Illinois corporation

(“Purchaser”)

Dated as of September 24, 2013
______________________________________________________________________________

2 Penn Place, Pelham Manor, NY, 798-858 Pelham Parkway, Pelham Manor, NY, 32 Secor Lane, Pelham Manor, NY, and 400 East Fordham Road, Bronx, NY

TABLE OF CONTENTS

ARTICLE 1    INCORPORATION/INTEREST INCLUDED IN SALE        6

1.1    Incorporation                            6
1.2    Sale of Properties                            6

ARTICLE 2    PURCHASE PRICE                        8
2.1    Purchase Price                             8
2.2    Deposit Provisions                         10

ARTICLE 3    CLOSING                            11
3.1    Closing Date                            11
3.2    Conditions Precedent to Purchaser’s Obligations            12
3.3    Conditions Precedent to Seller’s Obligations                13

ARTICLE 4    DUE DILIGENCE PERIOD                    14
4.1    Due Diligence Period                        14

ARTICLE 5    TITLE                                16
5.1    Title Commitment and Survey                    16
5.2    Objections to Survey or Title                    17
5.3    Status of Title                            18
5.4    Failure to Deliver Title                        18

ARTICLE 6    REPRESENTATIONS AND WARRANTIES            18
6.1    Representations and Warranties of the Seller                18
6.2    Liability for Misrepresentations                    22
6.3    Representations and Warranties of the Purchaser            23

ARTICLE 7    COVENANTS                            23
7.1    Obligations and Covenants of the Seller                23

ARTICLE 8    APPORTIONMENTS                        25
8.1    Apportionments                            25
8.2    Transfer Taxes and Recording Fees                    27
8.3    Schedule of Prorations                        27
8.4    Survival                                27

ARTICLE 9    DELIVERIES                            27
9.1    Seller’s Documents to be Delivered                    27
9.2    Purchaser’s Documents to be Delivered                29
9.3    Joint Documents to be Delivered                    29

ARTICLE 10     DEFAULTS                            30
10.1    Seller’s Default                            30
10.2    Purchaser’s Default                        30

ARTICLE 11     DESTRUCTION, LOSS OR DIMINUTION OF PROPERTY    30

ARTICLE 12     MISCELLANEOUS                        31

12.1    Office of Foreign Asset Control and Anti-Money Laundering        31
12.2    Notices                                32
12.3    Expenses of Transaction                        33
12.4    Broker                                33
12.5    Assignment                            33
12.6    Time                                33

12.7    Extensions                            33
12.8    Counterparts                            33
12.9    Governing Law                            33
12.10    Captions                                33
12.11    Severability                            33
12.12    Prior Understandings                        34
12.13    As Is                                34
12.14    Property Information and Confidentiality                36
12.15    Like-Kind Exchange                        37
12.16    No Additional Undertakings                    38
12.17    Undertakings by Seller and Purchaser                38
12.18    Survival of Representations and Warranties                38
12.19    Indemnity                            39
12.20    Publicity                            39
12.21    Release of Seller                            39
12.22    Joinder                                42

EXHIBITS

EXHIBIT A-1    PELHAM FEE PARCEL - LEGAL DESCRIPTION OF LAND
EXHIBIT A-2    PELHAM GROUND LEASE PARCEL- LEGAL DESCRIPTION OF     LAND
EXHIBIT A-3    FORDHAM - LEGAL DESCRIPTION OF LAND
EXHIBIT B-1    PELHAM - LEASE INFORMATION, ACCOUNTS RECEIVABLE AND
SECURITY DEPOSITS
EXHIBIT B-2    FORDHAM RETAIL - LEASE INFORMATON, ACCOUNTS
RECEIVABLE AND SECURITY DEPOSITS
EXHIBIT B-3    FORDHAM OFFICE - LEASE INFORMATION, ACCOUNTS
RECEIVABLE AND SECURITY DEPOSITS
EXHIBIT C    FORM OF LETTER OF CREDIT
EXHIBIT D-1    PELHAM - ASSIGNMENT OF INTEREST IN GROUND LEASE
EXHIBIT D-2    PELHAM - ASSIGNMENT AND ASSUMPTION OF LEASES
AND SECURITY DEPOSITS
EXHIBIT D-3    FORDHAM RETAIL - ASSIGNMENT AND ASSUMPTION OF
LEASES AND SECURITY DEPOSITS
EXHIBIT D-4    FORDHAM OFFICE - ASSIGNMENT AND ASSUMPTION OF
LEASES AND SECURITY DEPOSITS
EXHIBIT E-1    PELHAM - DEED
EXHIBIT E-2    FORDHAM RETAIL - DEED
EXHIBIT E-3    FORDHAM OFFICE - DEED
EXHIBIT E-4    UNIT DEED
EXHIBIT F-1    INTENTIONALLY OMITTED
EXHIBIT F-2    INTENTIONALLY OMITTED
EXHIBIT F-3    INTENTIONALLY OMITTED
EXHIBIT G-1    PELHAM - SERVICE CONTRACTS
EXHIBIT G-2    FORDHAM RETAIL - SERVICE CONTRACTS
EXHIBIT G-3    FORDHAM OFFICE - SERVICE CONTRACTS
EXHIBIT H-1    PELHAM - PERMITS
EXHIBIT H-2    FORDHAM RETAIL - PERMITS
EXHIBIT H-3    FORDHAM OFFICE - PERMITS
EXHIBIT I-1    PELHAM - CLAIMS
EXHIBIT I-2    FORDHAM RETAIL - CLAIMS
EXHIBIT I-3    FORDHAM OFFICE - CLAIMS
EXHIBIT J-1    PELHAM - GUARANTEES
EXHIBIT J-2    FORDHAM RETAIL - GUARANTEES
EHXIBIT J-3    FORDHAM OFFICE - GUARANTEES
EXHIBIT K-1    PELHAM - ENVIRONMENTAL DOCUMENTS

EXHIBIT K-2    FORDHAM- ENVIRONMENTAL DOCUMENTS
EXHIBIT L-1    PELHAM - FORM OF TENANT ESTOPPEL CERTIFICATE
EXHIBIT L-2    FORDHAM RETAIL - FORM OF TENANT ESTOPPEL CERTIFICATE
EXHIBIT L-3    FORDHAM OFFICE - FORM OF TENANT ESTOPPEL CERTIFICATE
EXHIBIT M-1    PELHAM - FORM OF LANDLORD ESTOPPEL CERTIFICATE
EXHIBIT M-2    FORDHAM RETAIL - FORM OF LANDLORD ESTOPPEL     CERTIFICATE
EXHIBIT M-3    FORDHAM OFFICE - FORM OF LANDLORD ESTOPPEL     CERTIFICATE
EXHIBIT N-1    PELHAM - BILL OF SALE
EXHIBIT N-2    FORDHAM RETAIL - BILL OF SALE
EXHIBIT N-3    FORDHAM OFFICE - BILL OF SALE
EXHIBIT O-1    PELHAM - SELLER’S CLOSING CERTIFICATE
EXHIBIT O-2    FORDHAM RETAIL - SELLER’S CLOSING CERTIFICATE
EXHIBIT O-3    FORDHAM OFFICE - SELLER’S CLOSING CERTIFICATE
EXHIBIT P-1    PELHAM -- PURCHASER’S CLOSING CERTIFICATE
EXHIBIT P-2    FORDHAM RETAIL -- PURCHASER’S CLOSING CERTIFICATE
EXHIBIT P-3    FORDHAM OFFICE -- PURCHASER’S CLOSING CERTIFICATE
EXHIBIT Q-1    PELHAM - ASSIGNMENT AND ASSUMPTION OF SERVICE CONTRACTS
EXHIBIT Q-2    FORDHAM RETAIL - ASSIGNMENT AND ASSUMPTION OF
SERVICE CONTRACTS
EXHIBIT Q-3    FORDHAM OFFICE - ASSIGNMENT AND ASSUMPTION OF SERVICE
CONTRACTS
EXHIBIT R-1    PELHAM - FIRPTA CERTIFICATE
EXHIBIT R-2    FORDHAM RETAIL - FIRPTA CERTIFICATE
EXHIBIT R-3    FORDHAM OFFICE - FIRPTA CERTIFICATE
EXHIBIT S-1    PELHAM - NOTICE TO TENANTS
EXHIBIT S-2    FORDHAM RETAIL - NOTICE TO TENANTS
EXHIBIT S-3    FORDHAM OFFICE - NOTICE TO TENANTS
EXHIBIT T-1    PELHAM - NOTICE TO CONTRACTORS
EXHIBIT T-2    FORDHAM RETAIL - NOTICE TO CONTRACTORS
EXHIBIT T-3    FORDHAM OFFICE - NOTICE TO CONTRACTORS
EXHIBIT U-1    PELHAM - NOTICE TO UTILITY COMPANIES
EXHIBIT U-2    FORDHAM RETAIL - NOTICE TO UTILITY COMPANIES
EXHIBIT U-3    FORDHAM OFFICE - NOTICE TO UTILITY COMPANIES
EXHIBIT V    HOLDBACK AGREEMENT
EXHIBIT W    APPROVED DUE DILIGENCE TESTING

AGREEMENT OF PURCHASE AND SALE

THIS AGREEMENT OF PURCHASE AND SALE (this “Agreement”) is made and entered into this 24th day of September, 2013 (the “Effective Date”), by and among ACADIA PELHAM MANOR LLC, formerly known as P/A Acadia Pelham Manor LLC, a Delaware limited liability company, (“Pelham Seller”) ACADIA EAST FORDHAM ACQUISITIONS LLC, formerly known as Acadia-PA East Fordham Acquisitions, LLC, a Delaware limited liability company, (“Fordham Retail Seller”) and FORDHAM PLACE OFFICE LLC, a Delaware limited liability company (“Fordham Office Seller”) (Pelham Seller, Fordham Retail Seller and Fordham Office Seller, collectively, the “Seller”) having an office at c/o Acadia Realty Trust, 1311 Mamaroneck Avenue, Suite 260, White Plains, New York 10605, and RPAI ACQUISITIONS, INC., an Illinois corporation (“Purchaser”) having an office at c/o Retail Properties of America, Inc., 2021 Spring Road, Suite 200, Oak Brook, Illinois 60523.

RECITALS:

WHEREAS, Pelham Seller is the owner of a property known as and located at 32 Secor Lane, Pelham Manor, NY as more particularly described in Exhibit A-1 attached hereto (the “Pelham Fee Parcel”);

WHEREAS, Pelham Seller is the ground lessee of a leasehold estate pursuant to a Ground Lease, dated October 1, 2004, (the “Ground Lease”), as amended by the letter agreement dated January 30, 2006 (the “Letter Agreement”), the First Amendment to Ground Lease, dated June 28, 2006 (the “First Amendment”), the letter agreement dated November 28, 2006 (the “Second Letter Agreement”), and the Second Amendment to Ground Lease, dated December 6, 2007 (the “Second Amendment”) (the Ground Lease, Letter Agreement, First Amendment, Second Letter Agreement and Second Amendment, collectively, the “Pelham Ground Lease”) by and between Rusciano & Son Corp. and Secor Lane Corp., as lessor (collectively, “Pelham Ground Lessor”) and Pelham Seller, as lessee (also known as “Pelham Ground Lessee”) in land, together with the buildings and improvements erected thereon, all easements, rights and appurtenances belonging thereto and all other property intended for use in connection therewith and as more particularly described in Exhibit A-2 attached hereto (“Pelham Ground Lease Parcel”), with such Pelham Ground Lease Parcel being subject to the Acadia Pelham Manor Condominium, formerly known as P/A Acadia Pelham Manor Condominium, subject to all matters of record, and with such Pelham Ground Lease Parcel consisting of condominium Units 1, 2, 3, 4 and 5 (as such Units are defined in the Declaration of P/A Acadia Pelham Manor Condominium, dated September 17, 2007, as amended by the First Amendment to the Pelham Condominium Declaration, dated May 1, 2013 (the “Pelham Condominium Declaration”)), of which Pelham Seller is the owner of Units 2, 3, 4 and 5 (each a “Pelham Condominium Unit”) located on the Pelham Ground Lease Parcel, and more particularly described in Exhibit A-2 annexed hereto and made a part hereof (the Pelham Condominium Units, Pelham Fee Parcel and Pelham Ground Lease Parcel shall hereinafter be collectively referred to as “Pelham”); and

WHEREAS, Fordham Retail Seller is the owner of a condominium unit located on portions of the Cellar, Ground Floor and Floors 2, 3 and 4 (as such terms are defined in the Declaration of The 400 E. Fordham Road Condominium, dated October 23, 2008, hereinafter referred to as the “Fordham Condominium Declaration”) (the “Fordham Retail Condominium Unit”) which is designated as Tax Lot 1001 in Block 3033 on the Tax Map of the City of New York, which is located in the building (the “Fordham Building”) located on the land situate, lying and being in the County of Bronx, City and State of New York, and filed with the Real Property Assessment Department on December 15, 2008 as Condominium Plan No. 116 and also filed in the Office of the New York City Register, Bronx, County, as a Condominium Map under CRFN 2008000481412, together with an undivided 70.0% interest in the Common Elements (as such term is defined in the Fordham Condominium Declaration), and more particularly described in Exhibit A-3 annexed hereto and made a part hereof (the “Fordham Land”), with such Fordham Land being owned by The 400 E. Fordham Road Condominium in fee simple, subject to all matters of record; and

WHEREAS, Fordham Office Seller is the owner of a condominium unit located on portions of the Cellar, Ground Floor, Floor 2 and Floor 3 and on Floors 4 through 14 (as such terms are defined in the Fordham Condominium Declaration) (the “Fordham Office Condominium Unit”; the Fordham Retail Condominium Unit, the Fordham Office Condominium Unit and the Pelham Condominium Units are collectively referred to as the “Units”) which is designated as Tax Lot 1002 in Block 3033 on the Tax Map of the City of New York, which is located in the Fordham Building located on the Fordham Land, and filed with the Real Property Assessment Department on December 15, 2008 as Condominium Plan No. 116 and also filed in the Office of the New York City Register, Bronx, County, as a Condominium Map under CRFN 2008000481412, together with an undivided 30.0% interest in the Common Elements (as such term is defined in the Fordham Condominium Declaration), and more particularly described in Exhibit A-3 annexed hereto and made a part hereof, (the Fordham Retail Condominium Unit and the Fordham Office Condominium Unit shall hereinafter be collectively referred to as “Fordham”); and

NOW, THEREFORE, for and in consideration of the foregoing premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Purchaser do hereby agree as follows:

Article 1

INCORPORATION/INTEREST INCLUDED IN SALE

1.    Incorporation/Interest Included In Sale

1.1    Incorporation. The preambles to this Agreement are fully incorporated herein by this reference thereto with the same force and effect as though restated herein.

1.2    Sale of Properties. Seller agrees to sell and convey to Purchaser and Purchaser agrees to purchase from Seller for the Purchase Price (as defined in Section 2 hereof) and upon the terms and conditions hereinafter set forth, the Properties (as defined in this Section 1.2). As used in this Agreement, the terms “Properties” as more particularly described on Exhibits A-1, A-2 and A-3 and “Property”, shall mean and include all of Seller’s right, title and interest, if any, in:

(a)    Pelham Fee Parcel and Improvements. Fee simple title to the Pelham Fee Parcel together with all rights, outlots, easements and interests appurtenant thereto, if any, including, but not limited to, any streets or other public ways adjacent to the land on the Pelham Fee Parcel owned by Pelham Seller and any water or mineral rights owned by Pelham Seller, and all buildings, improvements, fixtures, and structures now or hereafter located on the Pelham Fee Parcel, including the shopping center buildings located thereon (the “Improvements”), as more particularly described on Exhibit A-1 annexed hereto and made a part hereof;

(b)    Pelham Ground Lease. Pelham Seller’s interest as Pelham Ground Lessee under the Pelham Ground Lease relating thereto with the Pelham Ground Lessor;

(c)    Pelham Condominium Units. Pelham Seller’s interest as the Unit Owner (as such term is defined in the Pelham Condominium Declaration) of Units 2, 3, 4 and 5 as more particularly described on Exhibit A-2 annexed hereto and made a part hereof;

(d)    Fordham Retail Condominium Unit. Fordham Retail Seller’s interest as the Unit Owner (as such term is defined in the Fordham Condominium Declaration) of the Fordham Retail Unit, as more particularly described on Exhibit A-3 annexed hereto and made a part hereof;

(e)    Fordham Office Condominium Unit. Fordham Office Seller’s interest as the Unit Owner (as such term is defined in the Fordham Condominium Declaration) of the Fordham Office Unit together with all rights, outlots, easements and interests appurtenant thereto, located on the Fordham Land, as more particularly described on Exhibit A-3 annexed hereto and made a part hereof;

(f)    Leases. Seller’s interest as landlord under the leases and guarantees relating thereto described on Exhibits B-1, B-2 and B-3 (“Leases”) with the Tenants (as hereinafter defined) in the Improvements and all other agreements to occupy all or a portion of the Properties and Improvements; the definition of Leases does not include the lease between Pelham Seller and SP HHF Sub Pelham LLC, dated May 1, 2013;

(g)    Personal Property. All personal property and other tangible property, now or hereafter located on the Properties or in the Improvements and owned by Seller and used exclusively in connection with the Properties (the “Personal Property”);

(h)    Intangible Property. All of the following, if any, in the possession or control of Seller, warranties, guarantees, executory and service contracts (to the extent that such service contracts are assumed by Purchaser in writing prior to Closing) (collectively the “Executory Contracts”), as-built plans and specifications for the Improvements, existing surveys, copies of any records and files pertaining to the ownership and operation of the Properties, Permits (as defined in Section 6.1(a)(xiv)) and all licenses, copyrights, trademarks, logos, designs, trade names, servicemarks and other intellectual property, including the names “Pelham Manor” and “Fordham Place”, to which Seller is a party or as to which it has the benefit, relating to the Improvements or Personal Property, to the extent assignable (collectively, the “Intangible Property”). Seller hereby agrees to execute any documents additional to those provided for in this Agreement necessary to convey the Intangible Property to Purchaser, provided that such documents do not impose any additional liability or expense upon Seller in excess of that provided for in this Agreement; and

(i)    Appurtenances. All rights, title and interest of Seller, if any, and without any warranty by Seller whatsoever, in privileges, easements and appurtenances relating to the Properties and the Improvements, including, without limitation (a) mineral, mining and water rights, (b) development rights and air rights, (c) easements, rights-of-way and other appurtenances used or connected with the beneficial use or enjoyment of the Properties and the Improvements, including, without limitation, (i) access to a public way, (ii) right, title and interest in and to any land lying in the bed of any street, road or avenue opened or proposed, appurtenant to, abutting or adjoining the Properties, to the center line thereof, (iii) right, title and interest in and to any award made or to be made in lieu thereof, and in and to any unpaid award for damage to the Properties by reason of change of any grade of any street and (iv) any certificates of occupancy, special exceptions, variances or site plan approvals or other authorizations issued or granted by any governmental authority (collectively, the “Appurtenances”).

Article 2

PURCHASE PRICE

2.1    Purchase Price. The purchase price for the Property (the “Purchase Price”) is One Hundred Ninety-Two Million Four Hundred Thirty Thousand and 00/100 Dollars ($192,430,000), payable by Purchaser to Seller as follows:
(a)    Deposit. Within two (2) Business Days after the Effective Date, the sum of Five Million and 00/100 Dollars ($5,000,000.00) by electronic wire transfer of immediately available federal funds to an account designated by Chicago Title Insurance Company, 10 South LaSalle Street, Suite 3100, Chicago, IL 60603, Attention: Nancy R. Castro, Telephone: 312-223-2709; Fax: 312-223-3409; E-mail: nancy.castro@ctt.com (“Escrow Agent”) or by delivery to Escrow Agent of a clean, irrevocable and unconditional letter of credit in the amount of Five Million and 00/100 Dollars ($5,000,000.00) in favor of Escrow Agent issued by a bank with an office in New York that is a member of the New York Clearing House Association in the form attached hereto as Exhibit C (a “Letter of Credit”) (each, together with interest earned thereon, the “Deposit”).

(b)    (Intentionally Omitted)

(c)    In the event that the Deposit is not received by Escrow Agent pursuant to Section 2.1(a) hereinabove, then Seller shall provide Purchaser with written notice of such default and Purchaser shall have two (2) Business Days to cure such default and make the Deposit. In the event that Purchaser fails to make the Deposit within such two (2) Business Day cure period, Seller, at its sole option, may, by written notice delivered to Escrow Agent and Purchaser within one (1) Business Day, terminate this Agreement. In the event that seller fails to deliver written notice of such termination within the one (1) Business Day period, Seller shall be deemed to have waived its right to terminate this Agreement pursuant to this Section. Upon Escrow Agent’s receipt of the Deposit pursuant to Section 2.1(b) hereinabove, the Deposit shall immediately be deemed nonrefundable.

(d)    Return of Deposit.

(i)    If Purchaser terminates this Agreement in accordance with any right to terminate granted to Purchaser by the terms of this Agreement, the Deposit shall be immediately returned to Purchaser, and no party hereto shall have any further obligation under this Agreement except for such obligations which by their terms expressly survive the termination of this Agreement (the “Surviving Obligations”).

(ii)    If Seller terminates this Agreement in accordance with Section 10.2, the Deposit shall be released by Escrow Agent to Seller as liquidated damages as provided in Section 10.2, and no party hereto shall have any further obligation under this Agreement except for the Surviving Obligations.
(e)    Balance of Purchase Price. On the Closing Date (as hereinafter defined), the Purchase Price, less the Deposit (only if made by a wire transfer of monies to the Escrow Agent), subject to adjustment and proration pursuant to Article 8 below, shall be paid by electronic wire transfer of immediately available federal funds pursuant to wiring instructions to be given by Escrow Agent or as Escrow Agent may direct to Purchaser prior to the Closing (as hereinafter defined). Any interest earned on the Deposit shall be credited to Purchaser against the Purchase Price. In the event the Deposit is made by the issuance a Letter of Credit, the Letter of Credit shall be returned to Purchaser on the Closing Date and shall be replaced by a wire transfer to Escrow Agent of immediately available funds in a like amount.

(f)    Allocation of Purchase Price. On the Closing Date, the Purchase Price, including the Deposit, shall be allocated by Escrow Agent as follows: (i) to Purchaser’s purchase of Pelham - Fifty-Eight Million Five Hundred Twenty-Nine Thousand

Nine Hundred Sixty and 00/100 Dollars ($58,529,960); and (ii) to Purchaser’s purchase of Fordham - One Hundred Thirty-Three Million Nine Hundred Thousand Forty and 00/100 Dollars ($133,900,040).

(g)    Country Kitchen and Nuts About Candy Holdback Agreements.

(i)    (a) Pelham Seller, as landlord, has commenced an eviction proceeding (pending in the Supreme Court of the State of New York, County of Westchester, titled Acadia Pelham Manor LLC v. Two Twenty Four Enterprises, LLC, Index No.: 51910/2013) (the “Eviction Proceeding”) against Two Twenty Four Enterprises, LLC d/b/a Country Kitchen Restaurant, as tenant (“Country Kitchen”) pursuant to that lease dated March 26, 2008, as amended (the “Country Kitchen Lease”); and (b) Pelham Seller has entered into a lease (the “Nuts About Candy Lease”) with HJK Corp. d/b/a Nuts About Candy (“Nuts About Candy”);

(ii)    Pelham Seller, Purchaser and Escrow Agent shall enter into two (2) holdback agreements for Country Kitchen and Nuts About Candy (each, a “Holdback Agreement” and collectively, the “Holdback Agreements”). Each Holdback Agreement shall establish two (2) escrow accounts: (a) one (1) escrow account to hold back the equivalent of two (2) years of rent and additional rent from the Purchase Price pursuant to the Country Kitchen Lease and the Nuts About Candy Lease, as applicable; and (b) the Country Kitchen Holdback Agreement shall establish one (1) escrow account to hold back One Hundred Eighty Thousand and 00/100 Dollars ($180,000) for potential expenses related to tenant improvement costs and leasing commissions in the event Purchaser, as successor landlord, secures a replacement tenant for Country Kitchen; and (c) the Nuts About Candy Holdback Agreement shall establish one (1) escrow account to hold back Fifty Thousand and 00/100 Dollars ($50,000) for potential expenses related to tenant improvement costs and leasing commissions in the event Purchaser, as successor landlord, secures a replacement tenant for Nuts About Candy. The form of the Holdback Agreement annexed as Exhibit V hereto and made a part hereof reflects the terms contained in this Section 2.1(g)(ii) herein and. The terms under which Pelham Seller, Purchaser and Escrow Agent may withdraw funds shall be set forth in the form of Holdback Agreement annexed as Exhibit V hereto and made a part hereof. The Holdback Agreements shall be fully executed by the parties thereto on the Closing Date.

(iii)      Pelham Seller agrees to pursue diligently the Eviction Proceeding.
2.2    Deposit Provisions.
(a)    Upon Closing, Escrow Agent is authorized and directed to pay the Deposit to Seller (or as Seller may direct) by the method of payment instructed by Seller.
(b)    Upon receipt of a written notice from Seller, stating that Seller is entitled under this Agreement to the Deposit and demanding payment of the same, Escrow Agent shall deliver the Deposit to Seller, subject, however, to the conditions set forth in subparagraph (f) below.

(c)    Upon receipt of a written notice from Purchaser, stating that Purchaser is entitled under this Agreement to the return of the Deposit and demanding payment of the same, Escrow Agent shall deliver the Deposit to Purchaser, subject, however, to the conditions set forth in subparagraph (f) below.
(d)    Escrow Agent shall invest and reinvest the proceeds of the Deposit, and any interest earned thereon, in United States Government Treasury Bills or Certificate(s) of Deposit or bank money market account(s) as Purchaser shall direct. The party entitled to receive the interest earned on the Deposit shall pay all income taxes owed in connection therewith. The employer identification numbers of Seller and Purchaser are respectively set forth on the signature page hereof.
(e)    Escrow Agent, by signing this Agreement at the end hereof where indicated, signifies its agreement to hold the Deposit for the purposes as provided in this Agreement. In the event of any dispute, Escrow Agent shall have the right to deposit the Deposit in court to await the resolution of such dispute. Escrow Agent shall not incur any liability by reason of any reasonable and diligent action or non‑action taken by it in good faith or pursuant to the judgment or order of a court of competent jurisdiction. Escrow Agent shall have the right to rely upon the genuineness of all certificates, notices and instruments delivered to it pursuant hereto, and all the signatures thereto or to any other writing received by Escrow Agent purporting to be signed by any party hereto, and upon the truth of the contents thereof.
(f)    Escrow Agent shall not pay or deliver the Deposit to any party unless written demand is made therefor and a copy of such written demand is delivered to the other party. If Escrow Agent does not receive a written objection from the other party to the proposed payment or delivery within five (5) Business Days after such demand is served by personal delivery on such party, Escrow Agent is hereby authorized and directed to make such payment or delivery. If Escrow Agent does receive such written objection within such five (5) Business Day period or if for any other reason Escrow Agent in good faith shall elect not to make such payment or delivery, Escrow Agent shall forward a copy of the objections, if any, to the other party or parties, and continue to hold the Deposit unless otherwise directed by written instructions from the parties to this Agreement or by a judgment of a court of competent jurisdiction. In any event, Escrow Agent shall have the right to refrain from taking any further action with respect to the subject matter of the escrow until it is reasonably satisfied that such dispute is resolved or action by Escrow Agent is required by an order or judgment of a court of competent jurisdiction.
(g)    In the event of a dispute between Seller and Purchaser regarding the disposition of the Deposit, Escrow Agent shall be entitled to consult with counsel in connection with its duties hereunder. Seller and Purchaser, jointly and severally, agree to reimburse Escrow Agent, upon demand, for the reasonable costs and expenses including attorneys’ fees incurred by Escrow Agent in connection with its acting in its capacity as Escrow Agent. In the event of litigation relating to the subject matter of the escrow, whichever of Seller or Purchaser is not the prevailing party shall reimburse the prevailing party for any costs and fees paid by the prevailing party or paid from the escrowed funds to Escrow Agent.
(h)    Except as may be expressly provided to the contrary, all payments under this Section 2.2 shall be paid by electronic wire transfer of immediately available federal funds to an account designated by the recipient thereof.

Article 3

CLOSING

3.1    Closing Date. Subject to the adjournments expressly allowed elsewhere in this Agreement, the closing of title (the “Closing”) shall take place on or before the date that is the earlier of (i) sixty (60) days from the Effective Date of this Agreement; or (ii) five (5) Business Days after Purchaser’s receipt of the NYC School Approval Letter (as defined in Section 3.2(i)) by escrow delivery of documents and funds to the Escrow Agent (the date upon which the Closing shall occur being herein referred to as the “Closing Date”). TIME IS OF THE ESSENCE WITH RESPECT TO THIS SECTION 3.1.

3.2    Conditions Precedent to Purchaser’s Obligations. The obligation of Purchaser to cause the transaction contemplated herein to be consummated is subject to the satisfaction of the following conditions on or prior to the Closing Date:

(a)    Continuation of Representations and Warranties. All of the representations and warranties of Seller contained in this Agreement shall be true, correct and complete when made on the Closing Date as if made originally and on the Closing Date except as the passage of time shall be deemed to have amended them.

(b)    Seller’s Compliance with Covenants, etc. Seller shall perform, observe and comply with all covenants, agreements and conditions required by this Agreement to be performed, observed and complied with on its part prior to or as of Closing hereunder, including, without limitation, the delivery of all documents and other items to be delivered under this Agreement.

(c)    Owner’s Policy. The Title Company is prepared to issue an ALTA Owner’s Policy of Title Insurance for each Property issued by Title Company naming Purchaser as insured, in the amount of the Purchase Price (as allocated by Purchaser), insuring that Purchaser owns good and indefeasible fee simple title or with respect to the Ground Lease Parcel, leasehold title, to the Properties providing for full extended coverage and containing the following endorsements: access, survey (legal description equivalency), contiguity (if applicable), standard New York, and deletion of the arbitration provisions, subject only to the Permitted Exceptions (the “Owner’s Policy”), upon payment therefor.

(d)    Tenants in Possession. No Tenant other than Country Kitchen shall have vacated its space.

(e)    Required Tenant Estoppels. Purchaser shall have received, on or before the Closing Date, executed Tenant estoppel certificates substantially in the forms annexed hereto as Exhibits L-1, L-2 and L-3, as applicable, (unless Tenant’s Lease permits Tenant to use its own form of estoppel) showing no adverse matters, and acceptable to Purchaser in its reasonable discretion, each dated not more than forty-five (45) days prior to the Closing Date from the Tenants listed hereinafter (the “Required Tenant Estoppels”). For Pelham, Seller shall be required to deliver original Tenant estoppel certificates from the following: (i) BJ’s Wholesale Club, PetSmart, Michael’s, Five Below, Joyce Leslie,, Sleepy’s, Jembro, Joseph Rustin’s Inc., and JPMorgan Chase Bank NA (collectively, the “Pelham Major Tenants”); (ii) at least eighty percent (80%) (based on the remaining square footage of Pelham excluding the square footage of the Pelham Major Tenants and excluding the square footage of Country Kitchen) of Pelham non-Major Tenants (excluding Country Kitchen); and (iii) the Pelham Ground Lessor. For Fordham, Seller shall be required to deliver original estoppel certificates from all Tenants and guarantors occupying any space at Fordham. Notwithstanding anything herein contained to the contrary, in the event Seller does not receive an estoppel certificate from any party named in this Section

3.2(d) other than the Pelham Major Tenants, Seller shall give Purchaser an original Seller estoppel certificate executed by Acadia Strategic Opportunity Fund II, LLC (“Seller Estoppels”) in substantially the forms of Exhibits M-1, M-2 and M-3, as applicable, attached hereto in lieu thereof which shall be released if, as and when the party executes its own estoppel certificate confirming the statements made therein. Within five (5) Business Days of the Effective Date, Seller shall submit to Purchaser for Purchaser’s review and approval, drafts of estoppel certificates for each Tenant and Seller shall thereafter promptly submit such estoppel certificates to the Tenants (after any corrections are made to the extent corrections are required). Seller shall promptly deliver to Purchaser all estoppels received from any Tenant. Seller shall be released from any and all liability in connection with each estoppel hereunder upon the earlier of (i) the receipt of such estoppel in substantially the form pursuant to the terms hereunder; or (ii) the expiration of the Survival of Representations and Warranties Period.

(f)    Required REA Estoppels. Purchaser shall have received, at least five (5) Business Days prior to the Closing Date, executed estoppels from (i) any operator/approving party or similar party to any reciprocal easement agreement recorded against either Property, if any; (ii) the Fordham Condominium; and (iii) the Pelham Condominium (the “Required REA Estoppels”) in form and substance as required by such agreement and as acceptable to Purchaser in its sole discretion. Within five (5) Business Days of the Effective Date, Seller shall submit to Purchaser for Purchaser’s review and approval, drafts of estoppel certificates for each of the Required REA Estoppels and Seller shall thereafter promptly submit the Required REA Estoppels to the proper parties (after any corrections are made to the extent corrections are required). Seller shall promptly deliver to Purchaser all Required REA Estoppels received from any party.

(g)    Construction Complete. To the extent there is any ongoing construction at either Property, including any remediation work at Fordham (including, but not limited to, repair of the August, 2013 pipe burst), Seller shall complete such construction, to Purchaser’s reasonable satisfaction, prior to Closing.

(h)    Certificates of Occupancy. All certificates of occupancy have been issued.

(i)    Approval of Purchaser by New York City School Construction Authority. The New York City Board of Education and the New York City School Construction Authority shall have approved, in writing, the sale of Fordham Office Condominium Unit to Purchaser pursuant to Section 6.17(d) of its lease with Fordham Office Seller (the “NYC School Approval Letter”).

(j)    No Material Default. There shall be no material default under any of the Leases other than the Country Kitchen Lease.

(k)    SNDA. Pelham Ground Lessor shall have delivered to Purchaser’s permitted assignee a non disturbance agreement reasonably acceptable to Purchaser and executed by any fee mortgagee, all in accordance with Section 11.6(b) of the Pelham Ground Lease (the “Ground Lease SNDA”). In the event there is no fee mortgage, then there shall be no obligation on the part of Seller or the Pelham Ground Lessor or any third party to deliver the Ground Lease SNDA.

(l)    Roof Warranties. Seller shall have procured and delivered at Closing assignments to Purchaser of all roof warranties acknowledged and approved by the issuers thereof (the “Roof Warranty Assignments”); provided, however, that in the event Seller has made commercially reasonable and diligent efforts, in Purchaser’s reasonable discretion, to procure and deliver the Roof Warranty Assignments prior to Closing, Purchaser shall proceed to Closing and Seller shall continue to make commercially reasonable and diligent efforts to procure and deliver the Roof Warranty Assignments after the Closing. Seller shall be responsible for payment of up to a maximum of the first Ten Thousand and 00/100 Dollars ($10,000) for any roof repairs required by the roof contractors at each Property. In no event shall Seller be responsible for payment of an amount higher than $10,000 for such roof repairs at either Property.

(m)    Ground Lease Substitution. Seller shall have delivered an acknowledgment and agreement from Pelham Ground Lessor accepting Retail Properties of America, Inc. (or an affiliate) in place of Acadia Realty Trust or its affiliate for all purposes of Section 9.9(a) (iv) of the Pelham Ground Lease which may take the form of a provision in the estoppel of the Pelham Ground Lessor (the “Ground Lease Substitution”).

(n)    New York City Board of Education. Seller shall have delivered to Purchaser an amendment to the lease at Fordham with the New York City Board of Education (the “NYC School Lease”) reflecting Fordham Office Seller as the landlord and designating 2009 as the “base year” with Base Year Operating Expenses (as defined in the NYC School Lease) no greater than $991,494 (such amendment is referred to as the “NYC School Lease Amendment”).

(o)    Intentionally omitted.

(p)    Seller shall have provided all exhibits hereto which, as of the date of execution are not attached or completed and such exhibits shall be acceptable to Purchaser in its reasonable discretion.

(q)    Purpose of Conditions Precedent. The obligation of Purchaser to close the transaction contemplated herein is subject to the express conditions precedent set forth in this Agreement, each of which is for the sole benefit of Purchaser and may be waived at any time by written notice thereof from Purchaser to Seller. The waiver of any particular Condition Precedent shall not constitute the waiver of any other. In the event of the failure of a Condition Precedent on the Closing Date, Purchaser may elect, in its sole discretion, to terminate this Agreement.

3.3    Conditions Precedent to Seller’s Obligations. The obligation of Seller to cause the transaction contemplated herein to be consummated is subject to satisfaction of the following conditions on or prior to the Closing Date:

(a)    Delivery of Purchase Price. Purchaser shall deliver the Purchase Price to Seller.

(b)    Continuation of Representations and Warranties. All of the representations and warranties of Purchaser contained in this Agreement shall have been true, correct and complete when made and on the Closing Date, as if made originally on the Closing Date.

(c)    Purchaser’s Compliance with Covenants, etc. Purchaser shall have performed, observed and complied with all covenants, agreements and conditions required by this Agreement to be performed, observed and complied with on its part prior to or as of Closing hereunder, including, without limitation, the delivery of all documents and other items to be delivered under this Agreement.

(d)    Purpose of Conditions Precedent. The obligation of Seller to close the transaction contemplated herein is subject to the express conditions precedent set forth in this Agreement, each of which is for the sole benefit of Seller and may be waived at any time by written notice thereof from Seller to Purchaser. The waiver of any particular Condition Precedent shall not constitute the waiver of any other. In the event of the failure of a Condition Precedent on the Closing Date, Seller may elect, in its sole discretion, to terminate this Agreement.

Article 4

INSPECTIONS

4.1    Inspections.

(a)     Notwithstanding anything to the contrary contained herein, Purchaser shall be allowed to perform any investigations and/or due diligence with respect to the Properties. Purchaser’s investigations may include, but are not limited to, any or all of the following: a review of the Leases, Service Contracts and Licenses, structural and engineering inspections, and a Phase I environmental site assessment. In addition, Purchaser shall have the right, but not the obligation to conduct reviews of zoning, building code and other applicable ordinances to determine whether the Properties are in compliance.

(b)    Seller agrees to cooperate with Purchaser in the performance of Purchaser’s due diligence investigation, and, in connection therewith, Seller will permit Purchaser to have access to the Properties during regular business hours (unless otherwise agreed), and upon reasonable prior notice (which the parties agree one (1) day notice to Seller via telephone call or electronic mail is reasonable), with its agents, inspectors, contractors and engineers as needed to inspect, examine, survey, interview Tenants, and otherwise undertake those actions which Purchaser reasonably deems necessary or desirable to determine whether to purchase the Properties. All of the inspections shall be conducted at the expense of Purchaser without contribution from Seller of any kind or amount.

(d)    In connection with any inspections, at Seller’s election, a representative of Seller may be present during any entry by Purchaser or its representatives upon the Properties for conducting said inspections. Purchaser shall take, or cause Purchaser’s representatives, employees and/or agents to take, all reasonably necessary actions to insure that neither it nor any of its representatives shall interfere with the ongoing operations occurring at the Properties during the course of performing any such inspections, including, without limitation, any operations of tenants. Purchaser shall not cause or permit any mechanics’ liens or other liens to be filed against the Properties as a result of the inspections. Notwithstanding anything set forth herein to the contrary, Purchaser shall not be permitted to perform any Phase II environmental assessments or any other tests if they require a material physical alteration of the Properties (other than the testing set forth on Exhibit W) without first providing Seller with written notice thereof, and without Seller’s express written consent thereto.

(e)    Purchaser agrees and covenants with Seller not to disclose to any third party (other than lenders, accountants, attorneys and other professionals and consultants working for Purchaser in connection with the acquisition and leasing of the Properties) prior to the Closing without Seller’s prior written consent, unless Purchaser is obligated by law to make such disclosure, any of the reports or other documentation or information obtained by Purchaser which relates to the Properties or Seller in any way, all of which shall be used by Purchaser and its agents solely in connection with the transactions contemplated hereby. In the event Purchaser is required to make a disclosure under the law, it shall notify Seller prior to making any such disclosure to enable Seller to seek a protective order. Notwithstanding the foregoing, in the event Seller is unable to obtain such protective order prior to the date upon which Purchaser must make any such disclosure, Purchaser shall nonetheless be permitted to disclose any information as may be required by law.

(f)    Purchaser agrees to indemnify, defend and hold Seller and its partners, trustees, beneficiaries, shareholders, directors, officers, managers, members, investors, advisors and other agents and their respective employees, officers, directors and shareholders (collectively, the “Indemnified Parties”) harmless from and against any and all claims, liabilities, damages, actual losses (whether or not covered by insurance) and costs and expense (including, without limitation, reasonable attorneys fees’ and court costs) (a “Claim”) suffered or incurred by any of the Indemnified Parties as a result of or in connection with any activities of Purchaser (including activities of any of Purchaser’s employees, consultants, contractors or other agents) conducted pursuant to or in violation of this Article 4 or otherwise, including, without limitation, mechanics’ liens, damage to the Properties and injury to persons or property resulting from such activities; except to the extent any Claims arise from or are related to (i) the negligence or intentional acts or willful misconduct of Seller or Seller’s agents and (ii) the discovery of a pre-existing condition at either of the Properties (whether or not such pre-existing condition was first made known by Purchaser). In connection therewith, in the event that either of the Properties are damaged, disturbed or altered in any way as a result of such activities, Purchaser shall promptly restore the Property(ies) to its (their) condition existing prior to the commencement of such activities. Furthermore, Purchaser agrees to maintain and to cause all of its representatives or agents conducting any inspections to maintain and have in effect general comprehensive liability insurance and, if applicable, contractor’s pollutant liability insurance each in an amount not less than two million dollars ($2,000,000.00) with endorsements, and workman’s compensation as required by statute, upon terms, and from insurers acceptable to Seller. Such insurance shall name Seller, its lenders and any Seller affiliates of which Seller has provided Purchaser written notice of the name as additional insured parties and shall be with companies, with deductibles and otherwise in form reasonably acceptable to Seller. Purchaser shall deliver to Seller prior to commencing any of the activities described in this Article 4, evidence reasonably satisfactory to Seller that the insurance required hereunder is in full force and effect. Furthermore, any coverage written on a “Claims-Made” basis shall be kept in force, either by renewal or the purchase of an extended reporting period, for a minimum period of one (1) year following the Closing or other termination of this Agreement.

(g)    Purchaser’s inspection rights shall be subject to the rights of the tenants, including without limitation, rights of quiet enjoyment, and Purchaser agrees that it will not unreasonably interfere with any tenant or contractor on the Properties or Seller’s operation of the Properties.

(h)    Purchaser may continue to conduct further physical due diligence or other examinations, inspections, tests, studies and investigations regarding the Property; provided, however, that except as otherwise expressly provided in Sections 3.2 or 10.1 or Article 11, in no event shall Purchaser have any right to terminate or otherwise modify its obligations hereunder as a result of any such further physical due diligence or other examinations, inspections, tests, studies or investigations regarding the Property, and the provisions of this Article 4, including, without limitation, the indemnification, insurance and notice provisions, shall continue to apply.
(i)    Prior to Closing, Purchaser shall notify Seller which Service Contracts (as defined in Section 6.1(a)(xiii) Purchaser wishes to assume at Closing. Seller shall pay any transfer or assignment charges due in connection with Purchaser’s assumption of any Service Contracts. Notice of termination for all Service Contracts not assumed by Purchaser shall be given by Seller not later than the Closing Date and any charges payable thereunder (including, but not limited to, any termination fees) through the date of actual termination shall be paid by Seller.

Article 5

TITLE

5.    Title.

5.1.    Title Commitment and Survey.

(a)    Purchaser shall immediately order commitments for title insurance (the “Title Commitments”) from (a) title company(ies) licensed to do business in the State of New York (the “Title Company”) and Purchaser shall cause the Title Company(ies) to simultaneously deliver copies of the Title Commitments to Seller with the delivery of the Title Commitments to Purchaser.

(b)    Purchaser shall immediately order ALTA surveys for the Properties (each a “Survey” and collectively, the “Surveys”) and Purchaser shall cause the surveyor to simultaneously deliver copies of the Surveys to Seller with the delivery of the Surveys to Purchaser.

5.2    Objections to Survey or Title.

(a)    In the event (i) a Survey shows any easement, right of way, encroachment, conflict, protrusion or other matter affecting either Property that is unacceptable to Purchaser, or (ii) any exceptions appear in the Title Commitment that are unacceptable to Purchaser, Purchaser shall notify Seller in writing of such facts (“Purchaser’s Title Objections”) not later than 5:00 p.m. Central Time October 4, 2013 (the “Title Approval Period”). Upon the expiration of the Title Approval Period, except for Purchaser’s Title Objections, Monetary Liens (as hereafter defined), and any other matters arising subsequent to the date of the Survey and Title Commitment, Purchaser shall be deemed to have accepted the form and substance of the Survey, the Title Commitment and all matters shown or addressed therein, including, without limitation, any easement, right of way, encroachment, conflict, discrepancy, overlapping of improvements, protrusion, lien, encumbrance, restriction, condition, covenant, exception or other matter with respect thereto (collectively, the “Approved Title Matters”).

(b)    Notwithstanding anything to the contrary contained herein, except for any Monetary Liens and any matters created after the date of the Title Commitment, Seller shall have no obligation to take any steps or bring any action or proceeding or otherwise to incur any effort or expense whatsoever to eliminate or modify any of Purchaser’s Title Objections; provided, however, Seller, at its sole option, may attempt to eliminate or modify all or a portion of Purchaser’s Title Objections to Purchaser’s reasonable satisfaction prior to the Closing Date. In the event Seller is unable or unwilling to attempt to eliminate or modify all of Purchaser’s Title Objections to the reasonable satisfaction of Purchaser, Seller shall provide written notice thereof to Purchaser within seven (7) Business Days of its receipt of Purchaser’s Title Objections (“Seller’s Notice”). Purchaser may thereafter elect to close notwithstanding Purchaser’s Title Objections (in which case Seller shall have no liability to eliminate or modify, and Purchaser shall take the Property subject to, the Purchaser’s Title Objections) or Purchaser may (as its sole and exclusive remedy) terminate this Agreement by delivering notice thereof in writing to Seller, in which event neither party shall have any obligation hereunder other than the Surviving Obligations and Purchaser shall be entitled to return of the Deposit. Seller shall cause all mortgages, deeds of trust and monetary liens (including liens for delinquent taxes, mechanics’ liens and judgment liens) affecting the Property and all indebtedness secured thereby (the “Monetary Liens”) to be fully satisfied, released and discharged of record on or prior to the Closing Date.

(c)    The term “Permitted Exceptions” as used herein includes: (i) all of the Approved Title Matters, and (ii) any Purchaser’s Title Objection (other than Monetary Liens or those items Seller agreed to eliminate or modify pursuant to Section 5.2(b)) with respect to which Purchaser has elected to waive its objection pursuant to Section 5.2(b).

5.3    Status of Title. At Closing, Seller shall deliver and Purchaser shall accept title to the Properties and consummate the transaction contemplated by this Agreement subject only to the Permitted Exceptions.

5.4    Failure to Deliver Title. If Seller fails to deliver title at Closing in accordance with the terms and conditions of this Article 5, Purchaser shall have the right immediately upon the notice to Seller to terminate this Agreement and receive the return of the Deposit and upon the receipt of same, this Agreement shall be null and void and of no further force or effect and, except for the Surviving Obligations.

Article 6

REPRESENTATIONS AND WARRANTIES

6.1    Representations and Warranties of the Seller.

(a)     The Seller hereby represents, warrants and covenants to the Purchaser as follows:

(i)    The Seller is comprised of three (3) limited liability companies duly organized, validly existing and in good standing under the laws of the State of Delaware and authorized to do business in the State of New York. Seller is entitled to and has the power and authority to execute and deliver this Agreement, has, or by Closing will have, taken all actions and received all necessary consents and authorizations required for the consummation of the transaction contemplated herein and to perform its obligations under the Agreement. The execution, delivery and performance of this Agreement by Seller shall not require the consent of any third-party.

(ii)    The Pelham Ground Lessee, pursuant to the Pelham Ground Lease, is entitled to and has the power and authority to execute and deliver this Agreement, has taken all actions and received all necessary consents and authorizations required for the consummation of the transaction contemplated herein and to perform its obligations under the Agreement. The execution, delivery and performance of this Agreement by the Pelham Ground Lessee shall not require the consent of any third-party. A true, correct and complete copy of the Pelham Ground Lease has been delivered to Purchaser.

(iii)    (A)    True, correct and complete copies of all Leases, including all agreements, amendments, guarantees, side letters and other documents relating thereto set forth on the attached Exhibits B-1, B-2 and B-3 have been delivered to the Purchaser. The Leases constitute the only leases, licenses, guaranties or other agreements for the use or occupancy of the Properties. There are no other leases, licenses, concessions or other written or oral agreements for the use or occupancy of the Properties.

(B)    The information on the rent rolls attached hereto as Exhibits B-1, B-2 and B-3 is true, correct and complete.

(iv)    All tenants, licensees, franchisees, or other parties (collectively, the “Tenants”) under the Leases are in possession of their respective premises and all rents (base, additional and percentage) are being paid and are current, except as otherwise set forth in Exhibits B-1, B-2 and B-3.

(v)    Except as set forth in Exhibits B-1, B-2 and B-3, no Tenant has paid any rent, fees, or other charges for more than one month in advance.

(vi)    Except as set forth in Exhibits B-1, B-2 and B-3, no Tenant has contested any tax, operating cost or escalation payments or occupancy charges, or any other amounts payable under its Lease.

(vii)    No brokerage commission or other compensation is payable (or will, with the passage of time or occurrence of any event, or both, be payable) with respect to any Lease, except as set forth on Exhibits B-1, B-2 and B-3.

(viii)    Except as set forth in Exhibits B-1, B-2 and B-3, all work required to be performed by Seller in connection with the Leases has been completed and fully paid for and all representations on the part of the Landlord contained in the Leases are true and correct.

(ix)    Except as otherwise set forth in Exhibits B-1, B-2 and B-3 annexed hereto and made a part hereof and there are no actions or proceedings pending or, to Seller’s knowledge, threatened by any Tenant under any Lease.

(x)    Exhibits B-1, B-2 and B-3 set forth all security deposits held by Seller.

(xi)    Except for the matters and information set forth on Exhibits B-1, B-2 and B-3, Seller has not sent out any notices of default to any Tenants nor has it received any.

(xii)    The copies of the real and personal property tax bills for the Properties for the current and immediately preceding two (2) tax years have been previously furnished to the Purchaser.

(xiii)    True, correct and complete copies of all service or maintenance contracts or management agreements to which Seller or its affiliates are a party (written or oral, the “Service Contracts”) relating to or affecting the Properties are set forth in Exhibits G-1, G-2 and G-3 annexed hereto and made a part hereof together with a listing of all amendments, guarantees, side letters, and other documents relating thereto which are in full force and effect and have been previously delivered to the Purchaser. No event has occurred that would constitute a default thereunder. No notice of default has been issued under any Service Contract and the fees and other charges described in the Service Contracts have been paid on a current basis through the date of this Agreement.

(xiv)    True, correct and complete copies of all certificates of occupancy, licenses, certificates and permits (hereinafter collectively referred to as the “Permits”) issued by any governmental or quasi-governmental agency or authority or any board of fire underwriters or real estate board or similar organization or institution for or used in connection with the operation of the Properties and in Seller’s possession are annexed hereto and made a part hereof as Exhibits H-1, H-2 and H-3. To Seller’s knowledge, the current use and occupancy of any portion of the Properties does not violate any of, and, where applicable, is in material compliance with, the Permits, any applicable deed restrictions or other covenants, restrictions or agreements (including, without limitation, any of the Permitted Exceptions, site plan approvals, zoning or subdivision regulations or urban redevelopment plans applicable to the Properties); all of the Permits are in full force and effect.

(xv) To Seller’s knowledge, there are no notices, claims, actions or proceedings (zoning or otherwise) including, without limitation, governmental investigations, pending, or relating to, the Properties or against Seller or any of its affiliates or agents, or the transactions contemplated by this Agreement, nor is there any basis for any such claim, action, proceeding or investigation except as set forth on Exhibits I-1, I-2 and I-3 annexed hereto and made a part hereof.

(xvi) To Seller’s knowledge, there are no special or other governmental, quasi-governmental, public or private assessments for public improvements or otherwise now affecting the Properties (other than those special assessments or typical municipal maintenance and operation of such items as sewer, water, drainage and the like which appear annually as a part of the real estate tax bill affecting the Properties) or (b) any contemplated improvements affecting the Properties that may result in special assessments affecting the Properties; without limiting the generality of the foregoing, the Properties are not subject to any lien or assessment of any homeowners, landowners, condominium unit owners or other association having a common purpose.

(xvii) True, correct and complete copies of all contractors’ or subcontractors’ guarantees and warranties relating to the Properties are annexed hereto as Exhibits J-1, J-2 and J-3 and made a part hereof.

(xviii)    To Seller’s knowledge, except for this Agreement and the Leases and Service Contracts, there are no outstanding agreements, options, rights of first refusal, rights of first offer, conditional sales agreements or other agreements or arrangements, whether oral or written, regarding the purchase and sale of the Properties, the lease or occupancy of any part of the Land or Improvements, or which otherwise affect any portion of or all the Properties to which Seller is a party.

(xix)    Seller has not received any notice from the company insuring the Properties to correct any deficiencies.

(xx)    There are no employment agreements to which Seller is a party which will be binding on Purchaser after the Closing.

(xxi)     True, correct and complete copies of the Pelham Condominium Declaration and Fordham Condominium Declaration, together with all amendments thereto, and filed floor plans and any issued no action letters, have been delivered to the Purchaser and there are no actions or proceedings pending or, to Seller’s knowledge, threatened by or against either the Pelham or Fordham condominium association.

(xxii)    Pelham Seller “controls” (as hereafter defined) the condominium association governing Pelham and Fordham Retail Seller “controls” the condominium association governing Fordham; “Control” means the power to direct the management and policies of such association, directly or indirectly, whether through the ownership of voting securities or other beneficial interest, by contract or otherwise.

(xxiii)    No uncured default, event of default, or breach by Pelham Seller or, to Pelham Seller’s knowledge, by Pelham Ground Lessor currently exists under the Pelham Ground Lease, nor does any state of facts exist which with the passage of time or giving of notice, or both, could constitute a default by either Pelham Seller or, to Pelham Seller’s knowledge, by Pelham Ground Lessor under the Pelham Ground Lease. Pelham Seller has made no claim against Pelham Ground Lessor alleging Pelham Ground Lessor’s default under the Pelham Ground Lease. Pelham Seller has no setoffs, credits, claims or defenses to Pelham Seller’s obligation to pay rent or other charges to be paid under the Pelham Ground Lease or to enforcement of the Pelham Ground Lease. Neither Pelham Seller nor Pelham Ground Lessor have given any notice of termination of the Pelham Ground Lease.

(xxiv)    True, correct and complete copies of all environmental reports and documents (the “Environmental Documents”) set forth on the attached Exhibits K-1 and K-2 have been delivered to the Purchaser.

A. To Seller’s knowledge and except as set forth in the Environmental Documents, the Seller and its affiliates have been and are in compliance with, and have no liability or obligation arising under any Hazardous Substance Laws (as hereinafter defined), and neither the Seller, nor any affiliates, nor any representative or agent thereof has received any notice, summons, citation, directive, order, claim, investigation, communication or other action from the United States Environmental Protection Agency, any other governmental authority or any third party seeking any information or alleging any violation of such Hazardous Substance Laws;

B.    (i)    None of Seller, any affiliates or, to Seller’s knowledge, any Tenants have caused all or any part of the Properties to be used to generate, manufacture, refine, transport, treat, store, handle, dispose, transfer, produce or process any Hazardous Materials (as hereinafter defined) or other elements, compounds, mixtures, solutions of substances, except in compliance with all Hazardous Substance Laws;

(ii)    Except as set forth in the Environmental Documents, none of Seller, any affiliates or, to Seller’s knowledge, any Tenants have caused, or have any knowledge of, any release, spill, leak, emittance, discharge, leaching, seeping, draining or dumping of any Hazardous Materials on-site or off-site emanating from the Properties;

C.    For purposes of this Agreement, the terms:

(i)    “Hazardous Material” means the collective meanings given to the terms “hazardous material”, “hazardous substances” and “hazardous wastes” in the Federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. Section 9601 et seq., as amended, Resource Conservation and Recovery Act 42 U.S.C. Section 6901 et seq., as amended, Federal Water Pollution Control Act 33 U.S.C. Section 1251 et seq., Oil Pollution and Control Act of 1990, and also shall include any meanings given to such terms in any similar federal, state or local statutes, ordinances, regulation or by-laws. Without limiting the generality of the foregoing, the term “Hazardous Material” shall include oil and any other substance known to be hazardous, such as hazardous waste, lead-based paint, asbestos, methane gas, radon gas, urea formaldehyde insulation, oil, underground storage tanks, polychlorinated biphenyls (“PCBs”), toxic substances or other pollutants; and

(ii)    “Hazardous Substance Laws” means any local, state or federal law or regulation relating to the use or disposition of Hazardous Material, including, without limitation, the Clean Air Act, the Federal Water Pollution Control Act, the Resource Conservation and Recovery Act, the Toxic Substance Control Act, the Safe Drinking Water Control Act, the Federal Comprehensive Environmental Response Compensation and Liability Act, the Hazardous Materials Transportation Act, and the Occupational Safety and Health Act, as the same may be amended from time to time.

1.	Liability for Misrepresentations.

(a)    Subject to the provisions of Section 6.2(b) below, if any representation of Seller shall fail to be true in any material and adverse respect, Purchaser’s sole remedy (prior to Closing) shall be to terminate this Agreement and receive the return of the Deposit together with an amount necessary to reimburse Purchaser for any third party costs actually incurred up to a maximum of One Hundred Thousand and 00/100 Dollars ($100,000) (the “Reimbursement Cap”) and upon the receipt of same, this Agreement shall be null and void and of no further force or effect and, except for the Surviving Obligations, neither party shall have any rights or obligations against or to the other. Seller shall have the option to rescind Purchaser’s termination of this Agreement and adjourn the Closing for a period not to exceed thirty (30) days beyond the date scheduled for the Closing in order to make such representation true. If the Closing shall take place without Purchaser making an objection to an untrue representation of which Purchaser shall have knowledge, Purchaser shall be deemed to have waived all liability of Seller by reason of such untrue representation. The provisions of this Section 6.2 shall survive the Closing or termination of this Agreement.

(b)    The provisions of Section 6.2(a) above to the contrary notwithstanding, if any representation(s) shall fail to be true and such representation(s) can be made true by the payment of a liquidated sum of money only, and if both (i) such representation(s) can reasonably be expected to be made true within a period of thirty (30) days beyond the date scheduled for Closing and (ii) the sum of money required to make such representation(s) true shall not exceed Two Hundred Thousand and 00/100 Dollars ($200,000) in the aggregate (the “Maximum Representation Expense”), in such event, Seller agrees to adjourn the Closing for the period required to make such representation(s) true, but not to exceed thirty (30) days beyond the date scheduled for the Closing and to expend (or, at Seller’s election, to obligate itself to expend by indemnity agreement, bond or any other manner) an amount not to exceed the Maximum Representation Expense. If there shall be any untrue representation(s) which can be made true by the payment of a sum of money only which exceeds the Maximum Representation Expense, or which can be made true by the payment of not more than the Maximum Representation Expense but not within the available time, and Seller notifies Purchaser that Seller elects not to, or cannot, make such representation(s) true within the available time, Purchaser may elect to (y) terminate this Agreement by notice to Seller given within five (5) Business Days after receipt of Seller’s notice, in which event Purchaser shall receive a return of the Deposit and Seller shall reimburse Purchaser all of Purchaser’s out-of-pocket third-party costs and expenses up to the Reimbursement Cap or (z) close with a credit from Seller equal to the lesser of the amount required to make the representation true or the Maximum Representation Expense. If Purchaser fails to timely cancel this Agreement as provided in the preceding sentence, Purchaser shall nevertheless proceed to Closing and the Purchase Price shall be reduced by the lesser of the sum of money required to make such representations true or the Maximum Representation Expense. Anything in this Section to the contrary notwithstanding, an attempt by Seller to make any untrue representation to be true shall not be deemed to be or create an obligation of Seller to make the same true.

6.3     Representations and Warranties of Purchaser. Purchaser hereby represents, warrants and covenants to Seller that Purchaser is duly organized, validly existing and qualified and empowered to conduct its business; has the power and authority to execute, deliver and comply with this Agreement and all Closing deliveries contemplated hereby, has taken all actions and received all necessary consents and authorizations required for the consummation of the transaction contemplated herein and to perform its obligations under this Agreement. Neither the execution and delivery of this Agreement nor its performance by Purchaser will conflict with or result in the breach of any contract, agreement, law, rule or regulation to which Purchaser is a party or by which Purchaser is bound. This Agreement is valid and enforceable against Purchaser in accordance with its terms and each instrument to be executed by Purchaser pursuant to this Agreement or in connection herewith will, when executed and delivered, be valid and enforceable against Purchaser in accordance with its terms.

Article 7

COVENANTS

7.1    Obligations and Covenants of the Seller.

(a)    Prior to the Closing Date, the Seller shall (or shall cause its affiliates to), at the Seller’s sole cost and expense:

(i)    Maintain and operate the Properties in substantially the same condition and manner as the Properties are now maintained and operated;

(ii)    Promptly deliver to the Purchaser a copy of any notice issued or received by Seller (including, without limitation, a notice of default) under any mortgage or any Lease or from any governmental agency with jurisdiction over the Property;

(iii)    Promptly deliver notice to the Purchaser of all correspondence, actions, suits, claims and other proceedings affecting the Properties, or the use, possession or occupancy thereof or of any Damage (as hereinafter defined) or proposed Taking (as hereinafter defined) or of any violations of any Hazardous Substances Laws;

(iv)    Promptly deliver copies of notices to the Purchaser of releases of Hazardous Material or any actual or threatened condemnation of the Properties or any portion thereof given by or on behalf of any federal, state or local agency;

(v)	Maintain the current insurance policies on the Properties; and

(vi)    Promptly deliver to the Purchaser copies of any work orders or requirements of the Property against casualty loss and proof, reasonably satisfactory to the Purchaser, that the Seller has performed or commenced performing any such work orders or requirements where failure to do so would result in a diminution of insurance against casualty loss.

(b)    Prior to the Closing Date, the Seller shall not and shall cause its affiliates not to:
(i)    Take any steps with respect to negotiation under any of the Leases, enter into new leases or renew or make modifications to the Leases (collectively, “New Lease(s)”), grant any consents or approvals under the Leases or waive any rights of the landlord or obligations of any tenant under the Leases without the prior written approval of Purchaser, which approval may be granted or denied in Purchaser’s sole discretion unless such approval is required under the terms of a Lease. Purchaser shall respond to Seller’s request for approval within five (5) Business Days of receipt thereof. Purchaser’s failure to respond within said five (5) day period shall be deemed approval. Seller shall, from time to time, inform Purchaser of any new lease negotiations and promptly give Purchaser copies of any material information delivered in connection therewith. Seller shall not terminate any Lease, draw down any security deposit or exercise any other remedy with respect to the Leases without the prior consent of Purchaser which may be given or withheld in Purchaser’s sole discretion;

(ii)    Modify, amend, renew, extend, terminate or otherwise alter any contracts of the Seller or its affiliates affecting the Properties, including the Service Contracts, nor enter into any new maintenance service contracts or any other agreements affecting the Properties, without the prior written consent of the Purchaser in its sole discretion in each instance. The Purchaser shall notify the Seller of its consent or refusal within five (5) Business Days after the Seller’s written request for consent. Purchaser’s failure to respond with said five (5) day period shall be deemed consent; and
(iii)    Undertake or commence any renovations or alterations at the Properties, except those necessary to comply with any of the provisions of this Agreement or the Leases, without the prior written consent of the Purchaser in each instance, which consent shall not be unreasonably withheld, conditioned or delayed, provided such modification, amendment, renewal, extension, termination, alteration or new agreement does not materially affect the economic worth of the transaction to the Purchaser. The Purchaser shall notify the Seller of its consent or refusal within five (5) Business Days after the Seller’s written request for consent. Purchaser’s failure to respond within said five (5) Business Day period shall be deemed consent.
(c)    Purchaser shall be notified by Seller promptly of the occurrence of any casualty, receipt of notice of eminent domain proceedings or condemnation of or affecting the Properties, or any portion thereof; receipt of notice from any governmental authority relating to the condition, use of the Properties, or any portion thereof, setting forth any requirements with respect thereto; notice of any actual or threatened litigation against Seller or affecting or relating to the Properties, or any portion thereof.
Article 8
APPORTIONMENTS
8.1    Apportionments.
(a)    The following items shall be apportioned as of 11:59 p.m. of the day immediately preceding the Closing Date (for the avoidance of doubt, the Closing Date is deemed to be a day of income and expense for the Purchaser):
(i)    Fixed rents, additional rents, percentage rents and all other sums and credits due or payable under the Leases, subject to Section 8.1(b);
(ii)    Real estate taxes and personal property taxes (if any), on the basis of the fiscal year for which the same are levied, imposed or assessed, subject to Section 8.1(c);
(iii)    Charges for water, sewer rents, vault charges and assessments, electricity, steam, and gas, which are not otherwise charged directly to tenants under the Leases; provided that if the consumption of any of such utilities is measured by meters, the Seller on the Closing Date shall furnish a current reading of each meter; and provided, further, that if there is not a meter or if the current bill for any of such utilities has not been issued prior to the Closing Date, the charges therefor shall be adjusted on the basis of the charges for the prior period for which bills were issued and shall be further adjusted when the bills for the current period are issued;
(iv)    Fuel, if any, at the Seller’s cost therefor (as determined by its fuel supplier);
(v)    All operating expenses (except to the extent required to be paid by Tenants in good standing pursuant to Leases);
(vi)    Any prepaid items, including, without limitation, fees for licenses and annual permit and inspection fees; and
(viii)    Such other items as are customarily apportioned between sellers and purchasers of real property (and interests therein) of a type similar to the Property and located in the State in which the Property is located.

(b)    If Leases contain obligations (“Lease Obligations”) on the part of the Tenants for: (i) CPI or similar adjustments, (ii) percentage rents, (iii) escalation payments for taxes, labor or operations, or (iv) other expenses including, without limitation, common area maintenance or any other operating cost pass-throughs or retroactive charges payable by Tenants which have accrued as of the Closing Date but are not then due and payable, the amount of such Lease Obligations shall be prorated as of the Closing Date. Collections of Lease Obligations (“collectively, “Collections”), for the month in which Closing occurs shall be prorated in the same manner as fixed rents. Within one hundred eighty (180) days after the end of the year in which Closing occurs, Purchaser shall calculate (with Seller’s cooperation but Seller shall not be required to incur any third party costs) the Lease Obligations incurred and Collections received for the year of Closing by Seller and Purchaser and shall prepare and present to Seller for its review and approval, which approval shall not be unreasonably withheld or delayed, a calculation of the Collections received and Lease Obligations incurred by each of Seller and Purchaser. Seller shall make any necessary adjusting payment to Purchaser, due to any over-collection by Seller, within thirty (30) days after presentment to, and approval by, Seller of Purchaser’s calculation and Purchaser shall make any necessary adjusting payment to Seller, due to any under-collection by Seller, within thirty (30) days after presentment to, and approval by Seller of Purchaser’s calculation. Either party may inspect the other’s books and records related to the Property to confirm the calculation. The provisions of this Section 8.1(b) shall survive the Closing for one (1) year.

(c)    If the execution of this Agreement shall occur before the real estate tax rate is fixed, the apportionment of real estate taxes shall be based upon the tax rate for the next preceding year applied to the latest assessed valuation. Final adjustment will be made upon the actual tax amount when determined.

(d)    All assessments (other than real estate taxes) imposed by any governmental agency for improvements to benefit the Property (“Assessments”) that are completed before the Effective Date shall be paid by Seller. All other Assessments shall be paid by Purchaser. The provisions of this Section 8.1(d) will survive the Closing.

(e)    If Seller shall have collected escalation or common area maintenance payments for periods prior to Closing which were in excess of the amounts actually required to be paid, or if Seller collected escalation or common area maintenance payments for any period from and after the Closing Date, there shall be an adjustment and credit to Purchaser at Closing for such amounts. The parties shall correct any errors in prorations as soon after the Closing as amounts are finally determined.

(f)    At Closing, prepaid rents and refundable security deposits in the possession or control of Seller shall be adjusted by way of a credit in favor of Purchaser; provided, however, that if any security deposits are in the form of a letter of credit, Seller, at its sole cost and expense, shall cause such letter of credit to be transferred to Purchaser.

(g)    Any rents collected by the Seller or Purchaser after the Closing Date shall be applied first to rentals due and payable for the calendar month in which the Closing occurs, if unpaid, then to any months subsequent to the month in which the Closing Date occurs, and then to any rents past due for the calendar month next preceding the calendar month in which the Closing Date occurs (the “Arrears”). Any rents collected by the Seller after the Closing Date should be applied first to any month subsequent to the Closing, and second, so long as such tenant in arrears is current for rent arising after the Closing Date to the Arrears. Any rents collected by the Purchaser that are to be applied to the Arrears pursuant to the preceding sentence shall be held by the Purchaser for the account of the Seller, and, after deducting therefrom all reasonable third party expenses incurred in connection with the collection thereof, the Purchaser shall remit the same to the Seller. Seller shall not commence a lawsuit against existing Tenants for Arrears for a minimum of three months; provided, that in no event shall Seller be permitted to commence or pursue any legal proceedings against any Tenant seeking eviction of such Tenant or the termination of the underlying Lease.

(h)    The Seller or its affiliates and the Purchaser shall maintain and make available to each other any books or records necessary for the adjustment of any item pursuant to this Section 8.1. The provisions of this Section 8.1(h) shall survive the Closing for one (1) year.

8.2    Transfer Taxes, Recording and other Fees.

(a)    All New York State, County and City transfer taxes to be paid in connection with recording of the Deeds shall be paid by Seller.

(b)    Purchaser shall be solely responsible for any escrow fees charged by the Title Company in connection with administering the Closing and all other fees charged by the Escrow Agent. Purchaser shall be responsible for all recording costs (other than recording costs for the removal of any non-Permitted Exceptions that Seller is responsible for pursuant to this Agreement), all Title Commitment costs (including the costs of all searches) and the title insurance premium and Survey costs.

(c)    Each party hereto shall pay for their own legal fees associated with transactions contemplated by this Agreement.

8.3    Schedule of Prorations. Seller shall prepare a schedule of prorations for Purchaser’s review and approval not less than three (3) Business Days prior to Closing and the parties shall endeavor to finalize such schedule (the Settlement Statement”) not less than three (3) Business Days prior to Closing.

8.4    Survival. This Article 8 shall survive the Closing for one (1) year and shall not merge with the Deeds.

Article 9

DELIVERIES

9.1.    Seller Documents to be Delivered. At the Closing, the Seller shall deliver the following:

(a)    All original Required Tenant Estoppels, Seller Estoppels and Required REA Estoppels received by Seller pursuant to Sections 3.2(f) and (g); provided, further that the NYC School Lease estoppel shall also be an acceptable substitute for the NYC School Lease Amendment if such estoppel recognizes Fordham Office Seller as the existing landlord on the NYC School Lease and NYC School agrees in its estoppel that the 2009 Base Year Operating Expenses are in an amount no greater than $991,494;

(b)    Any “as-built” plans and specifications for the Properties, which may be in the possession of the Seller or its affiliates;

(c)    The true, correct, and complete originals of documents referred to in the Exhibits to this Agreement (excluding the Pelham Condominium Governing Documents and Fordham Condominium Governing Documents, for each of which a copy shall be provided to Purchaser);

(d)    An original Assignment of the Pelham Ground Lease in the form of Exhibit D-1;

(e)    Executed deeds for the Properties, the Improvements and for each Unit in the forms of Exhibits E-1, E-2, E-3 and E-4 (the “Deeds”);

(f)    Executed bills of sale for the Personal Property in the forms of Exhibit N-1, N-2 and N-3;

(g)    The security deposits (by way of a credit to Purchaser) and, if applicable, with respect to any security deposits which are letters of credit, Seller shall, if the same are assignable, (i) deliver to Purchaser at the Closing such letters of credit, (ii) execute and deliver such other instruments as the issuers of such letters of credit shall reasonably require, and (iii) cooperate with Purchaser to change the named beneficiary under such letters of credit to Purchaser; and;

(h)    Updated rent rolls dated as of the Closing Date and represented and certified by the Seller to be true, correct and complete in all respects;

(i)    Updated schedules of Arrears, dated as of the Closing Date and represented and certified by the Seller to be true, correct and complete in all respects;

(j)    All maintenance records, operating manuals, guarantees and warranties pertaining to the Properties;

(k)    All keys, combinations and security codes for all locks and security devices for the Properties in the possession of the Seller;

(l)    Certificates of Seller repeating its representations and warranties, except as noted thereon in the forms of Exhibits O-1, O-2 and O-3;

(m)    Such information relating to the operations of the Properties prior to the Closing Date as may be reasonably requested, together with an undertaking to provide such additional information as may be reasonably requested subsequent to the Closing Date;

(n)    Executed FIRPTA Certificates in the forms of Exhibits R-1, R-2 and R-3;

(o)    Executed letters to each of the Tenants advising them of the change in ownership and management of the Properties and the transfer of the security deposits and directing that rentals or other payments thereafter be paid to a payee designated by the Purchaser, and otherwise complying with applicable law in the forms of Exhibits S-1, S-2 and S-3;

(p)    An executed notice to those entities providing services to the Properties which Purchaser desires to retain in the forms of Exhibits T-1, T-2 and T-3 or notices of termination to those providing services to the Properties which Purchaser does not desire to retain in the forms of Exhibits T-4, T-5 and T-6;

(q)    An executed notice to those utility companies providing services to the Properties in the forms of Exhibits U-1, U-2 and U-3;

(r)    An affidavit to the Title Company of the type customarily provided by sellers of real estate similar to the Properties to induce title companies in the area of the Properties to insure over certain “standard” or “pre-printed” exceptions to Purchaser’s Title Policy, and such other affidavits and documents reasonably required by the Title Company to issue the Title Policy, (subject only to the Permitted Exceptions) (collectively, the “Title Certificate”);

(s)    All Permits in Seller’s possession;

(t)    Intentionally omitted;

(u)    If applicable, pursuant to Section 3.2(k), an executed Ground Lease SNDA;

(v)    Executed Roof Warranty Assignments, subject to the terms of Section 3.2(l) hereinabove;

(w)    An executed Ground Lease Substitution Agreement;

(x)    An executed NYC School Lease Amendment or letter agreement confirming (i) that Fordham Office Seller is the landlord under the NYC School Lease; and (ii) the 2009 Base Year Operating Expenses to be no greater than $991,494.

9.2    Purchaser Documents to be Delivered. At the Closing, Purchaser shall deliver Certificates of Purchaser repeating its representations and warranties, except as noted thereon in the forms of Exhibit P-1.

9.3    Joint Documents to be Delivered. At the Closing, the Seller and Purchaser shall jointly deliver the following executed documents:

(a)	Assignments and assumptions of leases and security deposits in the forms of Exhibits D-2, D-3 and D-4;

(b)	Assignments and assumptions of service contracts in the forms of Exhibits Q-1, Q-2 and Q-3;

(c)	All transfer and other tax declarations as may be required by law in connection with the transactions contemplated by this Agreement; and

(d)    The Settlement Statement.

Article 10

DEFAULTS

10.1    Seller’s Default. If Seller shall default in performance of its obligations under this Agreement, then, Purchaser shall be entitled to either: (i) terminate this Agreement and require that Seller cause the return of the Deposit and reimbursement of its out-of-pocket costs incurred in connection with this Agreement, not to exceed the Reimbursement Cap; or (ii) the right to specific performance of Seller’s obligations hereunder.

10.2    Purchaser’s Default. If Purchaser shall default in performance of its obligations hereunder by failing to close as set forth in this Agreement, the sole right of Seller shall be to recover and the sole liability of Purchaser shall be to pay liquidated damages in the amount of the Deposit, such amount being fixed as such by reason of the fact that the actual damages to be suffered by Seller in such event are in their nature uncertain and unascertainable with exactness and because Purchaser would not have entered into this Agreement unless Purchaser were exculpated from personal liability as herein provided. Seller shall not seek or obtain any money or other judgment against Purchaser or any disclosed or undisclosed partner, principal, officer or employee of Purchaser or against the assets or estate of Purchaser or any of the foregoing persons, and Seller’s sole recourse for payment of said amounts shall be to the Deposit.

Article 11

DESTRUCTION, LOSS OR DIMINUTION OF PROPETY

11.    Destruction, Loss or Diminution of Property. The risks of loss or damage to the Properties by fire or other casualty before the delivery of the Deeds are assumed by Seller. If, between the date hereof and the Closing Date, all or any portion of the Properties are damaged by fire or natural elements, or other causes (“Damage”) or the Properties are taken or made subject to condemnation, eminent domain or other governmental acquisition proceedings (collectively, a “Taking”) then the following procedures shall apply:

(a)    With respect to Pelham, if the cost of the required repair or replacement related to or arising out of the Damage or if the value of the Taking is Two Million and 00/100 Dollars ($2,000,000) (the “Pelham Threshold”) or less, Purchaser shall proceed to close and take Pelham as diminished by such events, subject (in the event of Damage) to a reduction in the Purchase Price applied against the Purchase Price otherwise due at Closing, which reduction shall be equal to the full amount of the cost to repair or replace the Damage to the Pelham, but which shall not exceed the Pelham Threshold. With respect to Fordham, if the cost of the required repair or replacement related to or arising out of the Damage or if the value of the Taking is Four Million and 00/100 Dollars ($4,000,000) (the “Fordham Threshold”), or less, Purchaser shall proceed to close and take Fordham as diminished by such events, subject (in the event of Damage) to a reduction in the Purchase Price applied against the Purchase Price otherwise due at Closing, which reduction shall be equal to the full amount of the cost to repair or replace the Damage to the Fordham, but which shall not exceed the Fordham Threshold. In all such Damage events as set forth herein, Seller shall be entitled to retain all insurance proceeds. In all such Taking events as set forth herein, there shall be no reduction and the award for the Taking shall belong to Purchaser.

(b)    If the cost of repair or replacement to or arising out of the Damage or if the value of a Taking is greater than either the Pelham Threshold or the Fordham Threshold, as applicable, then Purchaser, at its sole option, may elect either to: (i) terminate this Agreement by written notice to Seller given at or prior to the Closing and receive the return of the Deposit; or (ii) accept a reduction in the Purchase Price in the amount of the deductible under Seller’s insurance policy(ies) (if a Damage event) and if either a Damage or Taking event, proceed to close under this Agreement, and accepting the Property(ies) as diminished by such event. In the event that Purchaser elects to proceed with the Closing, at Closing, all insurance proceeds paid and all claims for insurance proceeds on account of the Damage shall be assigned to Purchaser by instruments of assignment and proofs of claim acceptable to Purchaser and its adjuster and all awards from a Taking shall be paid over to Purchaser and all claims for an award shall be assigned to Purchaser.

(c)    Notwithstanding the provisions of this Article 11 to the contrary, in the event the Damage or Taking is of such a nature that either: (A) any Tenant could terminate its lease due solely to the Damage or Taking; or (B) after the Taking, Purchaser will be unable to continue to operate the Property(ies) as for Purchaser’s intended use thereof due solely to the Taking, for example as a result of permanent loss of access to the Property(ies) from the public roads and highways, then in lieu of any of Purchaser’s other remedies under this Agreement, Purchaser may elect, within ten (10) days after receipt of such notice of the Taking or Damage, as applicable, to terminate this Agreement prior to the Closing Date and receive the return of the Deposit.

The cost of repair or replacement related to or arising out of the Damage shall be determined by Seller and Purchaser, or, if they are unable to agree, the cost of repair or replacement shall be determined by an independent engineer selected by two other engineers, one of whom shall be selected by Purchaser and the other to be selected by Seller.

Article 12

MISCELLANEOUS

12.1    OFAC. Neither Purchaser nor any of its shareholders or members (a) is listed on the Specially Designated Nationals and Blocked Persons List maintained by the Office of Foreign Asset Control, Department of the Treasury (“OFAC”) pursuant to Executive Order No. 13224, 66 Fed. Reg. 49079 (September 25, 2001) (the “Order”); (b) is listed on any other list of terrorists or terrorist organizations maintained pursuant to the Order, the rules and regulations of OFAC or any other applicable requirements contained in any enabling legislation or other Executive Orders in respect of the Order (the Order and such other rules, regulations, legislation or orders are collectively called the “Orders”); (c) is engaged in activities prohibited in the Order; or (d) has been convicted, pleaded nolo contendere, indicted, arraigned or custodially detained on charges involving money laundering or predicate crimes to money laundering.

Neither Seller nor any of its members (a) is listed on the Specially Designated Nationals and Blocked Persons List maintained by OFAC pursuant to the Order; (b) is listed on any other list of terrorists or terrorist organizations maintained pursuant to the Order, the rules and regulations of OFAC or any other applicable requirements contained in any enabling legislation or other Executive Orders in respect of the Order or Orders; (c) is engaged in activities prohibited in the Order or Orders; or (d) has been convicted, pleaded nolo contendere, indicted, arraigned or custodially detained on charges involving money laundering or predicate crimes to money laundering.

12.2    Notices. All notices or other communications required or provided to be sent by either party shall be in writing and shall be sent: (i) by any nationally known overnight delivery service for next day delivery, (ii) by delivery in person, or (iii) by electronic mail in PDF format or its equivalent. All notices delivered via (x) a nationally recognized overnight carrier, such as Federal Express, shall be deemed effective one (1) Business Day after deposit with such carrier; (y) personal delivery shall be deemed effectively given on the date of such delivery; and (z) electronic format shall be deemed to have been given upon receipt provided that such receipt occurs on or before 5:00 p.m. Central Time on a Business Day, otherwise, such notice shall be deemed to have been given on the next succeeding Business Day.

All notices shall be addressed to the parties at the addresses below:

To Seller:    Acadia Realty Limited Partnership
c/o Acadia Realty Trust
1311 Mamaroneck Avenue, Suite 260
White Plains, New York 10605
Telephone: 914.288.8139
Facsimile: 914.288.2139
Attention: Robert Masters
e-mail: rmasters@acadiarealty.com

To Purchaser:    c/o Retail Properties of America, Inc.
2021 Spring Road, Suite 200
Oak Brook, Illinois 60523
Telephone: 630.634.4170
Attention: Shane Garrison
e-mail: garrison@rpai.com

With a copy to:    c/o Retail Properties of America, Inc.
2021 Spring Road, Suite 200
Oak Brook, IL 60523
Attention: Dennis K. Holland
e-mail: Holland@rpai.com

The attorneys for the parties are hereby specifically authorized to give and to receive notice on behalf of their respective client.

12.3    Expenses of Transaction. Each party shall be solely responsible for its own expenses in connection with the transactions contemplated hereby, except as otherwise expressly provided herein.

12.4    Broker. Seller and Purchaser each represent and warrant to the other that they have not dealt with any broker in connection with this Agreement except CBRE, Inc. (the “Broker”). Seller shall be responsible for any commission due Broker pursuant to a separate agreement. Seller and Purchaser shall indemnify and defend each other against any costs, claims and expenses, including reasonable attorneys’ fees, arising out of their breach of their respective parts of any representation or agreement contained in this section. The provisions of this section shall survive Closing or, if Closing does not occur, the termination of this Agreement.

12.5    Assignment. This Agreement may be assigned by Purchaser to one (1) or more affiliates controlled by Purchaser upon three (3) days’ prior notice to Seller.

12.6    Time. TIME IS OF THE ESSENCE OF THIS AGREEMENT.

12.7    Extensions. Wherever under the terms and provisions of this Agreement the time for performance falls upon a Saturday, Sunday or legal holiday, such time for performance shall be extended to the next Business Day.

12.8    Counterparts. This Agreement may be executed in counterparts, each of which shall constitute an original, but all together shall constitute one and the same Agreement. This Agreement may be executed by pdf, which shall be deemed an original for all purposes. In the event this Agreement is executed by the exchange of pdf copies, the parties agree to exchange ink-signed counterparts promptly after the execution and delivery of this Agreement. The provisions of this Section 12.8 shall survive the Closing and/or a termination of this Agreement.

12.9    Governing Law. This Agreement provides for the purchase and sale of real and personal property located in the State of New York and is to be performed within the State of New York. Accordingly, this Agreement, and all questions of interpretation, construction and enforcement hereof, and all controversies hereunder, shall be governed by the applicable statutory and common law of the State of New York.

12.10    Captions. The captions at the beginning of the several paragraphs, respectively, are for convenience in locating the context, but are not part of the context.

12.11    Severability. In the event any term or provision of this Agreement shall be held illegal, invalid, unenforceable or inoperative as a matter of law, the remaining terms and provisions of this Agreement shall not be affected thereby, but each such term and provision shall be valid and shall remain in full force and effect.

12.12    Prior Understandings. This Agreement, the Joinder and the Exhibits attached hereto embody the entire contract between the parties hereto with respect to the Properties and supersede any and all prior agreements and understandings, written or oral, formal or informal by and between Seller and Purchaser. No extension, changes, modifications or amendment to or of this Agreement, of any kind whatsoever, shall be made or claimed by Seller or Purchaser, and no notices of any extensions, changes, modifications, or amendments made or claimed by Seller or Purchaser (with respect to permitted unilateral waivers of conditions precedent by Purchaser or Seller) shall have any force or effect whatsoever unless the same shall be in writing and fully executed by Seller and Purchaser.

12.13    As Is

(a)    Purchaser expressly acknowledges that the Properties are being sold and accepted “AS-IS, WHERE-IS, WITH ALL FAULTS” except as may otherwise be specifically provided in this Agreement, the Deeds and the assignments to be delivered at Closing.

(b)    This Agreement, as written, contains all of the terms of the agreement entered into between the parties as of the date hereof, and Purchaser acknowledges that neither Seller nor any of Seller’s affiliates, nor any of their agents or representatives, has made any representations or held out any inducements to Purchaser except as set forth in this Agreement, and Seller hereby specifically disclaims any representation, oral or written, past, present or future, other than those specifically set forth in this Agreement. Without limiting the generality of the foregoing, Purchaser has not relied on any representations or warranties, and neither Seller nor any of Seller’s affiliates, nor any of their agents or representatives has or is willing to make any representations or warranties, express or implied, other than as may be expressly set forth in this Agreement, the Deeds or any assignment delivered at Closing as to (i) the status of title to the Properties; (ii) the Leases; (iii) the Service Contracts; (iv) the Permits; (v) the current or future real estate tax liability, assessment or valuation of the Properties; (vi) the potential qualification of the Properties for any and all benefits conferred by any laws whether for subsidies, special real estate tax treatment, insurance, mortgages or any other benefits whether similar or dissimilar to those enumerated; (vii) the compliance of the Properties in their current or any future state with applicable laws or any violations thereof, including, without limitation, those relating to access for the handicapped, environmental or zoning matters, and the ability to obtain a change in the zoning or a variance in respect to the Properties’ non-compliance, if any, with zoning laws; (viii) the nature and extent of any right-of-way, lease, possession, lien, encumbrance, license, reservation, condition or otherwise; (ix) the availability of any financing for the purchase, alteration, rehabilitation or operation of the Properties from any source, including, without limitation, any government authority or any lender; (x) the current or future use of the Properties; (xi) the present and future condition and operating state of any Personal Property and the present or future structural and physical condition of any of the Improvements, their suitability for rehabilitation or renovation, or the need for expenditures for capital improvements, repairs or replacements thereto; (xii) the viability or financial condition of any Tenant; (xiii) the status of the leasing market in which the Properties are located; or (xiv) the actual or projected income or operating expenses of the Properties.

(c)    In the event this Agreement is not terminated then, it shall be deemed an acknowledgment by Purchaser that Purchaser has inspected the Properties, is thoroughly acquainted with and accepts their condition, and has reviewed, to the extent necessary in its discretion, all the Property Information (as hereinafter defined). Except as set forth in this Agreement, Seller shall not be liable or bound in any manner by any oral or written “setups” (packages containing information about the Properties) or information pertaining to the Properties or the rents furnished by Seller, Seller’s affiliates, their agents or representatives, any real estate broker, or other person.

(d) WITHOUT LIMITING THE PROVISIONS OF THIS SECTION AND EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THIS AGREEMENT, THE DEEDS OR ANY ASSIGNMENT DELIVERED PURSUANT TO THIS AGREEMENT, PURCHASER RELEASES SELLER AND (AS THE CASE MAY BE) SELLER’S OFFICERS, DIRECTORS, MEMBERS, SHAREHOLDERS, TRUSTEES, PARTNERS, EMPLOYEES, MANAGERS AND AGENTS

FROM ANY AND ALL CLAIMS, DEMANDS, CAUSES OF ACTION (INCLUDING CAUSES OF ACTION IN TORT), LOSSES, DAMAGES, LIABILITIES, COSTS AND EXPENSES (INCLUDING ATTORNEYS’ FEES AND DISBURSEMENTS WHETHER THE SUIT IS INSTITUTED OR NOT) OF ANY AND EVERY KIND OR CHARACTER, WHETHER KNOWN OR UNKNOWN, LIQUIDATED OR CONTINGENT (HEREINAFTER COLLECTIVELY CALLED THE “CLAIMS”) ARISING FROM OR RELATING TO (i) ANY DEFECTS (PATENT OR LATENT), ERRORS OR OMISSIONS IN THE DESIGN OR CONSTRUCTION OF THE PROPERTIES WHETHER THE SAME ARE THE RESULT OF NEGLIGENCE OR OTHERWISE (ii) ANY PHYSICAL CONDITIONS, VIOLATIONS OF ANY APPLICABLE LAWS (INCLUDING, WITHOUT LIMITATION, ANY ENVIRONMENTAL LAWS) OR ANY AND ALL OTHER ACTS, OMISSIONS, EVENTS, CIRCUMSTANCES OR MATTERS REGARDING THE PROPERTIES, OR (iii) ANY OTHER CONDITIONS, INCLUDING, WITHOUT LIMITATION, ENVIRONMENTAL AND OTHER PHYSICAL CONDITIONS, AFFECTING THE PROPERTIES WHETHER THE SAME ARE A RESULT OF NEGLIGENCE OR OTHERWISE. THE RELEASE SET FORTH IN THIS SECTION SPECIFICALLY INCLUDES, WITHOUT LIMITATION, ANY CLAIMS UNDER ANY ENVIRONMENTAL OR UNDER THE AMERICANS WITH DISABILITIES ACT OF 1990, AS ANY OF THOSE LAWS MAY BE AMENDED FROM TIME TO TIME AND ANY REGULATIONS, ORDERS, RULES OF PROCEDURES OR GUIDELINES PROMULGATED IN CONNECTION WITH SUCH LAWS, REGARDLESS OF WHETHER THEY ARE IN EXISTENCE ON THE DATE OF THIS AGREEMENT. PURCHASER ACKNOWLEDGES THAT PURCHASER HAS BEEN REPRESENTED BY INDEPENDENT LEGAL COUNSEL OF PURCHASER’S SELECTION AND PURCHASER IS GRANTING THIS RELEASE OF ITS OWN VOLITION AND AFTER CONSULTATION WITH PURCHASER’S COUNSEL. THE RELEASE SET FORTH HEREIN DOES NOT APPLY TO CLAIMS BY THIRD PARTIES RELATED TO ENVIRONMENTAL CONDITIONS THAT EXISTED PRIOR TO THE CLOSING DATE, THE REPRESENTATIONS OF SELLER EXPRESSLY SET FORTH IN THIS AGREEMENT OR ANY INDEMNITY OR WARRANTY EXPRESSLY MADE BY SELLER IN ANY DOCUMENT DELIVERED BY SELLER AT CLOSING.

(e)    The provisions of this Section 12.13 shall survive the termination of this Agreement and the Closing.

12.14	Property Information and Confidentiality.

(a)    Purchaser agrees that, prior to the Closing, all Property Information (as hereinafter defined) shall be kept strictly confidential and shall not, without the prior consent of Seller, be disclosed by Purchaser or Purchaser’s Representatives (as hereinafter defined), in any manner whatsoever, in whole or in part, and will not be used by Purchaser or Purchaser’s Representatives, directly or indirectly, for any purpose other than evaluating the Properties. Moreover, Purchaser agrees, that prior to the Closing, the Property Information will be transmitted only to Purchaser’s Representatives who need to know the Property Information for the purpose of evaluating, operating, financing or investing in the Properties, and who are informed by the Purchaser of the confidential nature of the Property Information. The provisions of this Section 12.14 shall in no event apply to Property Information which is a matter of public record and shall not prevent Purchaser from complying with laws, including, without limitation, governmental regulatory, disclosure, tax and reporting requirements.

(b)        Purchaser and Seller for the benefit of each other, hereby agree that between the date hereof and the Closing Date, they will not release or cause or permit to be released any press notices, publicity (oral or written) or advertising promotion relating to, or otherwise announce or disclose or cause or permit to be announced or disclosed, in any manner whatsoever, the terms, conditions or substance of this Agreement or the transaction contemplated herein, without first obtaining the written consent of the other party hereto unless otherwise required by law. It is understood that the foregoing shall not preclude either party from discussing the substance or any relevant details of the transaction contemplated in this Agreement, with any of its attorneys, accountants, professional consultants or potential lenders, as the case may be, or prevent either party hereto from complying with laws, including, without limitation, governmental regulatory, disclosure, tax and reporting requirements.

(c)    Purchaser and Seller shall indemnify and hold each other harmless from and against any and all claims, demands, causes of action, losses, damages, liabilities, costs and expenses (including, without limitation, attorney’s fees and disbursements) suffered or incurred by either party and arising out of or in connection with a breach by the other of the provisions of this Section 12.14.

(d)    In the event this Agreement is terminated, Purchaser and Purchaser’s Representatives shall promptly deliver to Seller, or destroy, and provide written notice to Seller confirming such destruction, all originals and copies of the Property Information previously provided by Seller to Purchaser in the possession of Purchaser and Purchaser’s Representatives; provided, however, that the return or destruction of such information shall not be a condition precedent to the return of the Deposit, and the Deposit shall be returned to Purchaser notwithstanding any claim by Seller that Purchaser has failed or refused to comply with its obligations under this Section 12.14(d).

(e)    As used in this Agreement, the term “Property Information” shall mean all information and documents in any way relating to the Properties provided by Seller, the operation thereof or the sale thereof furnished to, or otherwise made available for review by, Purchaser or its directors, officers, employees, affiliates, partners, brokers, agents, or other representatives, including, without limitations, attorneys, accountants, contractors, consultants, engineers and financial advisors (collectively, “Purchaser’s Representatives”), by Seller or any of Seller’s affiliates, or their agents or representatives, including, without limitation, their contractors, engineers, attorneys, consultants, brokers or advisors (collectively, “Seller’s Representatives”), except for any information readily available in the public domain.

(f)    In addition to any other remedies available to Seller, Seller shall have the right to seek equitable relief, including, without limitation, injunctive relief or specific performance, against Purchaser or Purchaser’s Representatives in order to enforce the provisions of this Section 12.14.

(g)    The provisions of this Section 12.14 shall survive the termination of this Agreement and Closing.

12.15    Like-Kind Exchange. Purchaser and Seller agree and acknowledge that each of them shall have the right to seek to qualify the transaction contemplated herein as a like-kind exchange under Section 1031 of the Code. In the event that either party (as applicable, the “Requesting Party”) exercises its right under this Agreement to seek to qualify any such transaction contemplated herein as a like-kind transaction under Section 1031, the other party (the “Non-Requesting Party”) agrees to cooperate reasonably in the exchange, at the Requesting Party’s sole cost, expense and liability (whether before, at or after Closing), and execute any additional agreements which such Requesting Party reasonably determines to be necessary, and the Non-Requesting Party reasonably approves, for the transaction or transactions represented by this Agreement to qualify as part of a like-kind exchange under Code Section 1031 either prior to or after Closing provided that (i) the Non-Requesting Party incurs no additional liability, cost or expense; and (ii) the Non-Requesting Party shall not be required to take title to any property other than the Properties. Furthermore, each party expressly acknowledges and agrees that both party’s rights under this Agreement are assignable only to the extent necessary to permit such assigning party to seek to qualify the transaction as part of a like-kind exchange under the Code provided, however, that any such assignment shall not release the assigning party from its obligations hereunder. The Requesting Party further agrees to indemnify and hold Non-Requesting Party free and harmless from any cost, expense or liability, including reasonable attorney fees, resulting from the Non-Requesting Party’s participation in any such exchange for the benefit of the Requesting Party. Notwithstanding the foregoing, (i) any exchange or proposed exchange (including any tax consequences to either party) shall be at the sole risk of the Requesting Party, (ii) no such exchange or proposed exchange shall delay or postpone Closing, and (iii) should the Requesting Party fail for any reason to effect a tax deferred exchange as contemplated in this Section 12.15, then and in any such event, the purchase by the Requesting Party of the Properties shall be consummated in accordance with the terms and conditions of this Agreement as though the provisions of this Section 12.15 had been omitted herefrom, except that the Non-Requesting Party shall be reimbursed and indemnified from resulting costs and expenses as provided in this Section. Nothing contained in this Section 12.15 shall release the Requesting Party of any of its obligations or liabilities under this Agreement, whether arising before, at or after Closing.

12.16    No Additional Undertakings. Upon the Closing, Purchaser shall neither assume nor undertake to pay, satisfy or discharge any liabilities, obligations or commitments of Seller other than those specifically agreed to between the parties and set forth in this Agreement. In the event that Purchaser, in its sole discretion, elects to assume any of the obligations under any one or more of the Service Contracts, it shall so notify Seller, in writing, no later than thirty (30) days prior to Closing. Except with respect to the foregoing obligations, Purchaser shall not assume or discharge any debts, obligations, liabilities or commitments of Seller, whether accrued now or hereafter, fixed or contingent, known or unknown.

12.17    Undertakings by Seller and Purchaser. Seller and Purchaser each agree to perform such other acts, and to execute, acknowledge and deliver, prior to, at or subsequent to Closing, such other instruments, documents and other materials as the other may reasonably request and as shall be necessary in order to effect the consummation of the transaction contemplated hereby and to vest title to the Properties in Purchaser, Seller will, whenever and as often as it shall be reasonably requested so to do by Purchaser, and Purchaser will, whenever and as often as it shall be reasonably requested so to do by Seller, execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered, any and all conveyances, assignments, correction instruments and all other instruments and documents as may be reasonably necessary in order to complete the transaction provided for in this Agreement and to carry out the intent and purpose of this Agreement. This Section 12.17 shall survive the Closing and the delivery of the Deeds.

12.18    Survival of Representations and Warranties. Except as otherwise explicitly provided, the representations and warranties set forth in Section 6.1 above shall survive the Closing and delivery of the Deeds for a period of twelve (12) months (the “Survival of Representations and Warranties Period”). Following Closing, Purchaser agrees that Seller’s total liability for damages hereunder in respect of any representation or warranty set forth in Section 6.1 above (or any permitted update or restatement of those representations or warranties) or contained in any Seller documents to be delivered at Closing set forth in Section 9.1 above shall not exceed the aggregate sum of Seven Million and 00/100 Dollars ($7,000,000) (the “Seller Liability Cap”); provided, however, that under no circumstances shall Seller have any liability to Purchaser with respect thereto unless and until the damages suffered by Purchaser shall exceed the aggregate sum of Two Hundred Fifty Thousand and 00/100 Dollars ($250,000), in which event the full amount of all such valid claims shall be actionable, up to the Seller Liability Cap. Further Purchaser agrees that in no event shall Purchaser (i) be entitled to, seek or obtain any other damages of any kind, including, without limitation, consequential, indirect or punitive damages; or (ii) seek or obtain any recovery or judgment against any of Seller’s Representatives. In addition to the foregoing, Purchaser agrees that it shall not be permitted to file any claim or pursue any cause of action arising from any express obligations of Seller under this Agreement unless such claim or cause of action is filed not later than the expiration of the Survival of Representations and Warranties Period. The terms and conditions of this Section 12.18 shall survive the Closing.

12.19    Indemnity. Seller shall indemnify and hold Purchaser harmless from and against any third-party tort claim or any other claim regarding bodily injury or property damage relating to the period prior to Closing or any claim arising out of any amounts owed to Tenants for operating expense reconciliations under the Leases (or for all reconciliation periods prior to the current reconciliation period in which the Closing Date occurs, as applicable). Purchaser shall indemnify and hold Seller harmless from and against any third-party tort claim or any other claim regarding bodily injury or property damage relating to the period after the Closing or arising out of any amounts owed to Tenants for operating expense reconciliations under the Leases or for all reconciliation periods after the current reconciliation period in which the Closing Date occurs, as applicable.

12.20    Publicity. Prior to Closing and subject to the requirements of law, including the requirements of any governmental agency having jurisdiction over either Purchaser or Seller or any legal process, the parties hereby agree that neither Purchaser nor Seller nor any of their affiliates, agents, employees, advisors or representatives shall issue any press release, publicity (oral or written) or advertising promotion relating to the transaction described herein or otherwise announce or disclose or cause or permit to be announced or disclosed any details related to the transaction described herein. Notwithstanding anything herein contained, the parties specifically agree that either party may issue one or more press releases related to the transaction with notice to the other party provided such press releases do not specifically identify the details of this transaction and of this Agreement or identify the other party and provided further that such press releases do not portray the other party, or its principals, affiliates or employees in a negative light. Notwithstanding the preceding sentence, any press release issued by either Seller or Purchaser may contain the location of the Property(ies) and/or the Purchase Price.

12.21    Limited Liability. Except as provided in the Joinder, attached hereto, neither the members, managers, employees or agents of Seller, nor the shareholders, officers, directors, employees or agents of any of them shall be personally liable under this Agreement.

12.22.    Business Days. For purposes of this Agreement, “Business Day” shall mean any day of the week other than (i) Saturday and Sunday, or (ii) a day on which banking institutions in New York, New York are obligated or authorized by law or executive action to be closed to the transaction of normal banking business.

[SIGNATURES APPEAR ON THE NEXT PAGE]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

SELLER:

ACADIA PELHAM MANOR LLC

By: /s/ Robert Masters________________
Robert Masters
Senior Vice President

EIN #: 20-1783373___________________

ACADIA EAST FORDHAM ACQUISITIONS LLC

By: /s/ Robert Masters_________________
Robert Masters
Senior Vice President

EIN #: 20-1783373____________________

FORDHAM PLACE OFFICE LLC

By: /s/ Robert Masters_________________
Robert Masters
Senior Vice President

EIN #: 20-1783373____________________

[Signatures continue on the immediately subsequent page].

PURCHASER:

RPAI ACQUISITIONS, INC., an Illinois
corporation

By:    /s/ Shane Garrison______________
Name: Shane Garrison
Its:    Vice President

EIN #: 26-2317422___________________

The undersigned joins in the execution of this Agreement solely for the purpose of its agreement to hold the Deposit in escrow in accordance with the terms hereof.

ESCROW AGENT

CHICAGO TITLE INSURANCE COMPANY

By: /s/ Nancy R. Castro__________________
Name: Nancy R. Castro
Title: VP

JOINDER

THIS JOINDER (this “Joinder”) dated as of September 24, 2013 is executed and delivered by ACADIA STRATEGIC OPPORTUNITY FUND II, LLC, a Delaware limited liability company (“Acadia”) as an essential inducement to RPAI Acquisitions, Inc., an Illinois corporation (“RPAI”), to enter into that certain Agreement of Purchase and Sale Agreement dated as of the date hereof (the “Purchase Agreement”), by and among Acadia Pelham Manor LLC, a Delaware limited liability company, Acadia East Fordham Acquisitions LLC, a Delaware limited liability company, and Fordham Place Office LLC, a Delaware limited liability company (collectively, “Seller”), and RPAI. RPAI would not enter into the Purchase Agreement but for the execution and delivery of this Joinder by Acadia. Acadia is indirect owner of Seller and will receive substantial and valuable benefits from the consummation of the transaction contemplated by the Purchase Agreement. Unless otherwise defined in this Joinder, all capitalized terms used in this Joinder have the same definitions as are set forth in the Purchase Agreement.

For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, subject to the provisions of the Purchase Agreement, Acadia hereby executes this Joinder for the sole and express purposes of agreeing to be jointly and severally liable with Seller in connection with the provisions that survive Closing and any breach by Seller of the representations and warranties set forth in Section 6.1 of the Purchase Agreement, the covenants set forth in Article 7 of the Purchase Agreement, and the post-closing prorations set forth in Section 8.1 of the Purchase Agreement.

IN WITNESS WHEREOF, this Joinder has been duly executed by Acadia as of the date set forth above.

ACADIA STRATEGIC OPPORTUNITY FUND II, LLC

By: /s/ Robert Masters________________________
Name: Robert Masters
Title: Senior Vice President

The exhibits noted in the Table of Contents that are not filed herewith are not material to an investment decision. Registrant agrees to furnish supplementally to the Commission the omitted exhibits upon request.

EXHIBIT V

HOLDBACK AGREEMENT

COUNTRY KITCHEN HOLDBACK AGREEMENT
This Holdback Agreement (this “Agreement”) is made as of November ___, 2013, by and between ACADIA PELHAM MANOR LLC, a Delaware limited liability company, (“Pelham Seller”) having an office at c/o Acadia Realty Trust, 1311 Mamaroneck Avenue, Suite 260, White Plains, New York 10605, and RPAI PELHAM MANOR, L.L.C., a Delaware limited liability company, having an office at c/o Retail Properties of America, Inc., 2021 Spring Road, Suite 200, Oak Brook, Illinois 60523 (“Pelham Purchaser”), and CHICAGO TITLE INSURANCE COMPANY, a title insurance company duly licensed in the State of New York (“Escrow Agent”).
Recitals
A.Concurrently herewith, Pelham Purchaser is acquiring from Pelham Seller certain property commonly known as Pelham Manor Shopping Center (“Pelham”), pursuant to, and as more fully described in, that certain Agreement of Purchase and Sale, dated September 24, 2013 (the “PSA”). All capitalized terms not defined herein shall have the same meanings as in the PSA.

B.Pelham Seller, as landlord, entered into a lease dated March 26, 2008 with Two Twenty Four Enterprises, LLC d/b/a Country Kitchen Restaurant, as tenant (“Tenant”) as amended (the “Lease”) for the premises located within a portion of Retail F Area as defined and as more fully described on Exhibit A attached hereto (the “Premises”).

C.The purpose of this Agreement is to set forth the terms on which certain funds will be deposited in two (2) separate Escrow Accounts (as defined hereinbelow) to be held by Escrow Agent and the conditions under which such sums shall be disbursed to Pelham Seller and/or Pelham Purchaser.

Now, therefore, in consideration of the foregoing, and for other good and valuable consideration, the receipt of which is hereby acknowledged, Pelham Seller, Pelham Purchaser and Escrow Agent hereby agree as follows:
Two (2) Escrow Accounts:
1. At Closing, Six Hundred Fifty Three Thousand Five Hundred Sixty-One and no/100 Dollars ($653,561) (the “Rental Reserve”) of the Purchase Price shall be deposited in a separate escrow account (the “Rental Escrow Account”). Escrow Agent shall invest the Rental Reserve in an interest-bearing, money market account maintained at a bank mutually approved in writing by Pelham Seller and Pelham Purchaser (the “Bank”). All interest earned on the Rental Reserve shall be reported to the Internal Revenue Service under Pelham Seller’s tax identification number, which is 20-1783373, and shall be disbursed quarterly by Escrow Agent to Pelham Seller from time to time in accordance with the terms of this Agreement.
2. At Closing, One Hundred Eighty Thousand and no/100 Dollars ($180,000) of the Purchase Price (the “Replacement Lease Reserve”) shall be deposited in a separate escrow account (the “Replacement Lease Escrow Account”). Escrow Agent shall invest the Replacement Lease Reserve in an interest-bearing, money market account maintained at the Bank. All interest earned on the Rental Reserve shall be reported to the Internal Revenue Service under Pelham Seller’s tax identification number, which is 20-1783373, and shall be disbursed quarterly by Escrow Agent to Pelham Seller in accordance with the terms of this Agreement.
3. The Rental Reserve and Replacement Lease Reserve are collectively hereinafter referred to as the “Escrow Funds.”
4. The Rental Escrow Account and the Replacement Lease Escrow Account are collectively hereinafter referred to as the “Escrow Accounts.”
Use and Purpose of the Escrow Funds.
5. Rental Reserve. The Rental Reserve shall be used to cover shortfalls in monthly Lease payments by Tenant and shall be disbursed to Pelham Purchaser until the earlier of : (i) a period of two (2) years following the Closing, or (ii) a new lease with a new tenant (the “Replacement Tenant”) for the Premises is executed (the “Rental Holdback Period”), as follows:
a. If during any month within the Rental Holdback Period, Tenant fails to pay its monthly rent and additional rent (or any portion thereof) by the fifteenth (15th) day of the month, Pelham Purchaser shall be permitted to draw upon the Rental Escrow Account and Escrow Agent shall disburse the fixed minimum rent and additional rent (or any portion thereof) for such month.

b. If during any month within the Rental Holdback Period, Tenant pays its fixed minimum rent and additional rent (or any portion thereof) on or before the fifteenth (15th) day of the month, Pelham Seller shall be entitled to and Escrow Agent shall disburse such amount to Pelham Seller from the Rental Escrow Account the fixed minimum rent and additional rent amount (or any portion thereof) for such month.
c. Upon the expiration of the Rental Holdback Period, any balance of the Rental Reserve remaining in the Rental Escrow Account shall be released to Pelham Seller along with any and all interest earned thereon not previously disbursed.
d. In the event Tenant defaults on payment(s) of fixed minimum rent and additional rent (or any portion thereof) during the Rental Holdback Period and Pelham Purchaser withdraws fixed minimum rent and additional rent (or any portion thereof) in accordance with the terms herein, and Tenant subsequently makes payment of the rental arrears (or any portion thereof), such payment shall be promptly paid to Pelham Seller.
6. Replacement Lease Reserve. If Pelham Purchaser evicts Tenant, the Replacement Lease Reserve shall be available to Pelham Purchaser to pay the costs of leasing brokerage commissions (“Commissions”) and/or tenant improvement costs (“TI Costs”) (Commissions and TI Costs, collectively hereinafter referred to as “Replacement Lease Costs”).
a. If during a two (2) year period commencing on the date hereof (the “Replacement Lease Holdback Period”), Tenant is evicted, Pelham Purchaser shall be permitted to draw upon the entire Replacement Lease Escrow Account in one lump sum disbursement.
b. In the event that Tenant has not been evicted during the Replacement Holdback Period, upon the expiration of the Replacement Holdback Period, the entire Replacement Lease Reserve shall be refunded to Pelham Seller along with any and all interest earned thereon.
Disbursement of Escrow Funds.
7. Rent Reserve.
        a. Escrow Agent shall make monthly disbursements of the Escrow Funds up to the amount of the Rental Reserve for rental shortfalls attributable to Tenant during Rental Holdback Period on the terms set forth below:
            i. To Pelham Purchaser, the amount for the time period set forth on Exhibit B [note- Exhibit B should list rental payment schedule], automatically on the 16th of each month, or, if Pelham Purchaser has received rent and additional rent from Tenant, Pelham Purchaser shall deliver written notice to Escrow Agent and Pelham Seller stating the amount of such payment, which such amount shall be disbursed to Pelham Seller (the “Rent Notice”). Should Pelham Seller deliver a written objection to Escrow Agent and Pelham Purchaser on or before the 15th day of a month, Escrow Agent shall not disburse the funds from the Rental Escrow Account until instructed to do so in writing by both Pelham Seller and Pelham Purchaser, or by court order.
8. Replacement Lease Costs.
        a. Escrow Agent shall make one disbursements of the Escrow Funds upon satisfaction of any of the following:
            i. To Pelham Purchaser, upon the Tenant’s eviction and written instructions of Pelham Purchaser, in accordance with such instructions; or
            ii. Upon the expiration of the Replacement Lease Holdback Period, to Pelham Seller.
9. Escrow Agent shall not pay or deliver any Escrow Funds to any party if it receives a written objection from the other party to the proposed payment or delivery within five (5) days after a Rent Notice is delivered or the expiration of the Replacement Lease Holdback Period, as applicable. If Escrow Agent does receive such written objection within such five (5) day period or if for any other reason Escrow Agent in good faith shall elect not to make such payment or delivery, Escrow Agent shall forward a copy of the objections, if any, to the other party or parties, and continue to hold the Escrow Funds unless otherwise directed by written instructions from the parties to this Agreement or by a judgment of a court of competent jurisdiction. In any event, Escrow Agent shall have the right to refrain from taking any further action with respect to the subject matter of the escrow until it is reasonably satisfied that such dispute is resolved or action by Escrow Agent is required by an order or judgment of a court of competent jurisdiction.

Disputes.
10. All disputes hereunder shall be resolved by binding arbitration. Arbitration shall be conducted in the State of New York. Except as otherwise provided below the parties shall share equally the fees and expenses of the arbitration which will be submitted for resolution in accordance with the AAA Comprehensive Arbitration Rules and Procedures then in effect. The parties will choose a single arbitrator by agreement, or by alternately striking from combined lists, as described above. The arbitrator’s decision shall be conclusive, binding and enforceable. In connection with any arbitration, the parties shall be entitled to engage in reasonable discovery as determined by the arbitrator. The arbitrator shall, in the award, allocate all of the costs of the arbitration, including the fees of the arbitrator and the reasonable attorneys’ fees of the prevailing party, against the party who did not prevail.
Costs of Escrow Account.
11. Except as provided in Section 14, all costs and expenses of the Escrow Account and Escrow Agent hereunder shall be borne by Pelham. Escrow Agent shall collect such costs and expenses directly from Pelham Seller and shall not debit the funds therefor.
No Third Party Rights.
12. Nothing herein shall be deemed to create, either expressly or by implication, any liens or claims or third party rights in favor of any party other than Pelham Purchaser and Pelham Seller to the Escrow Funds.
Escrow Agent.
13. The parties hereto agree that Escrow Agent’s only liability hereunder shall be to hold the Escrow Funds as Escrow Agent hereunder and to disburse said funds to Pelham Seller or Pelham Purchaser in accordance with the terms of this Agreement. Escrow Agent shall have no responsibility for, and shall not be concerned with, any agreements between the parties hereto, except as specifically provided in this Agreement and the PSA.
14. Escrow Agent may interplead the Escrow Funds at any time in regard to any controversy among the parties which cannot be resolved in a reasonable time among the parties, as to appropriate interpretation of these instructions or distribution of the Escrow Funds, or in regard to any suit on this escrow brought against Escrow Agent by any party. Escrow Agent’s reasonable costs incurred in interpleading the Escrow Funds or in any litigation pertaining to this escrow including attorneys’ fees shall be paid by whichever of Pelham Purchaser or Pelham Seller does not prevail in such dispute. If there is no prevailing party, such costs shall be paid by Pelham Purchaser and Pelham Seller in equal proportions.
15. Escrow Agent shall not be liable for any act or omission taken or omitted in good faith, or for any mistake of fact or law, except for Escrow Agent’s malfeasance, gross negligence, or willful misconduct.
16. Pelham Seller and Pelham Purchaser agree jointly and severally to defend, indemnify and hold harmless Escrow Agent against and from any claim, judgment, loss, liability, cost or expense resulting from any dispute or litigation arising out of or concerning Escrow Agent’s duties or services under this Agreement, other than due to Escrow Agent’s malfeasance, gross negligence or willful misconduct. This indemnity includes, without limitation, reasonable attorneys’ fees and disbursements.
Enforcement.
17. If Pelham Seller or Pelham Purchaser fails to perform any of its obligations under this Agreement or if a dispute arises between Pelham Seller and Pelham Purchaser concerning the meaning or interpretation of any provision of this Agreement, then the defaulting party or the party not prevailing in such dispute shall pay any and all costs and expenses incurred by the other party on account of such default and/or in enforcing or establishing its rights hereunder, including, without limitation, court costs and reasonable attorneys’ fees and disbursements. Any such attorneys’ fees and other expenses incurred by Pelham Seller or Pelham Purchaser in enforcing a judgment in its favor under this Agreement shall be recoverable separately from and in addition to any other amount included in such judgment, and such attorneys’ fees obligation is intended to be severable from the other provisions of this Agreement and to survive and not be merged into any such judgment.
Sole Parties.

18. This Agreement is made exclusively for the benefit of and solely for the protection of Pelham Seller and Pelham Purchaser, and no other person or persons, except for Escrow Agent, shall have the right to enforce the provisions of this Agreement by action or legal proceedings or otherwise or to rely on any representations, certifications, determinations, or covenants made hereunder.
Purchase Agreement Not Affected.
19. This Agreement is not intended to supersede the terms of the PSA. Neither this Agreement nor any term, covenant or condition hereof may be modified or amended except by an agreement in writing executed by Pelham Seller, Pelham Purchaser and Escrow Agent.
Applicable Law.
20. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.
Time of the Essence.
21. Time shall be of the essence in every particular of this Agreement.
Notices.
22. All notices or other communications required or provided to be sent by either party shall be in writing and shall be sent: (i) by any nationally known overnight delivery service for next day delivery, (ii) by delivery in person, or (iii) by electronic mail in PDF format or its equivalent. All notices delivered via (x) a nationally recognized overnight carrier, such as Federal Express, shall be deemed effective one (1) business day after deposit with such carrier; (y) personal delivery shall be deemed effectively given on the date of such delivery; and (z) electronic format shall be deemed to have been given upon receipt provided that such receipt occurs on or before 5:00 p.m. Central Time on a business day, otherwise, such notice shall be deemed to have been given on the next succeeding business day.
All notices shall be addressed to the parties at the addresses below:
To Seller:    Acadia Realty Limited Partnership
c/o Acadia Realty Trust
1311 Mamaroneck Avenue, Suite 260
White Plains, New York 10605
Attention: Robert Masters
e-mail: rmasters@acadiarealty.com
To Purchaser:    RPAI Pelham Manor, L.L.C.
c/o Retail Properties of America, Inc.
2021 Spring Road, Suite 200
Oak Brook, Illinois 60523
Attention: Shane Garrison
e-mail: garrison@rpai.com

With a copy to: RPAI Pelham Manor, L.L.C.
c/o Retail Properties of America, Inc.
2021 Spring Road, Suite 200
Oak Brook, IL 60523
Attention: Dennis K. Holland
e-mail: Holland@rpai.com
Counterparts.
23. This Agreement may be executed in one or more counterparts which may be delivered by electronic mail, which shall be deemed an original, and all of which taken together shall constitute one and the same instrument.
[Signatures to follow on the immediately subsequent page]

In Witness Whereof, the parties hereto have executed this Agreement as of the date first set forth above.
PELHAM SELLER:
ACADIA PELHAM MANOR LLC

By:_____________________________
Robert Masters
Senior Vice President

PELHAM PURCHASER:
RPAI PELHAM MANOR, L.L.C.,
a Delaware limited liability company

By: Retail Properties of America, Inc.
a Maryland corporation, its sole member

By: _____________________________
_____________________________
Name
_____________________________
Title

ESCROW AGENT
CHICAGO TITLE INSURANCE COMPANY

By:_____________________________

________________________________
Name
________________________________
Title

NUTS ABOUT CANDY HOLDBACK AGREEMENT
This Holdback Agreement (this “Agreement”) is made as of November ___, 2013, by and between ACADIA PELHAM MANOR LLC, a Delaware limited liability company, (“Pelham Seller”) having an office at c/o Acadia Realty Trust, 1311 Mamaroneck Avenue, Suite 260, White Plains, New York 10605, and RPAI PELHAM MANOR, L.L.C., a Delaware limited liability company, having an office at c/o Retail Properties of America, Inc., 2021 Spring Road, Suite 200, Oak Brook, Illinois 60523 (“Pelham Purchaser”), and CHICAGO TITLE INSURANCE COMPANY, a title insurance company duly licensed in the State of New York (“Escrow Agent”).
Recitals
A.Concurrently herewith, Pelham Purchaser is acquiring from Pelham Seller certain property commonly known as Pelham Manor Shopping Center (“Pelham”), pursuant to, and as more fully described in, that certain Agreement of Purchase and Sale, dated September 24, 2013 (the “PSA”). All capitalized terms not defined herein shall have the same meanings as in the PSA.

B.Pelham Seller, as landlord, entered into a lease dated April 15, 2008 with HKJ Corp. d/b/a Nuts About Candy, as tenant (“Tenant”) as amended (the “Lease”) for the premises as more fully described on Exhibit A attached hereto (the “Premises”).

C.The purpose of this Agreement is to set forth the terms on which certain funds will be deposited in two (2) separate Escrow Accounts (as defined hereinbelow) to be held by Escrow Agent and the conditions under which such sums shall be disbursed to Pelham Seller and/or Pelham Purchaser.

Now, therefore, in consideration of the foregoing, and for other good and valuable consideration, the receipt of which is hereby acknowledged, Pelham Seller, Pelham Purchaser and Escrow Agent hereby agree as follows:
Two (2) Escrow Accounts:
1. At Closing, One Hundred Sixty Four Thousand Four Hundred Sixty-Two and no/100 Dollars ($164,462) (the “Rental Reserve”) of the Purchase Price shall be deposited in a separate escrow account (the “Rental Escrow Account”). Escrow Agent shall invest the Rental Reserve in an interest-bearing, money market account maintained at a bank mutually approved in writing by Pelham Seller and Pelham Purchaser (the “Bank”). All interest earned on the Rental Reserve shall be reported to the Internal Revenue Service under Pelham Seller’s tax identification number, which is 20-1783373, and shall be disbursed quarterly by Escrow Agent to Pelham Seller from time to time in accordance with the terms of this Agreement.
2. At Closing, Fifty Thousand and no/100 Dollars ($50,000) of the Purchase Price (the “Replacement Lease Reserve”) shall be deposited in a separate escrow account (the “Replacement Lease Escrow Account”). Escrow Agent shall invest the Replacement Lease Reserve in an interest-bearing, money market account maintained at the Bank. All interest earned on the Rental Reserve shall be reported to the Internal Revenue Service under Pelham Seller’s tax identification number, which is 20-1783373, and shall be disbursed quarterly by Escrow Agent to Pelham Seller in accordance with the terms of this Agreement.
3. The Rental Reserve and Replacement Lease Reserve are collectively hereinafter referred to as the “Escrow Funds.”
4. The Rental Escrow Account and the Replacement Lease Escrow Account are collectively hereinafter referred to as the “Escrow Accounts.”
Use and Purpose of the Escrow Funds.
5. Rental Reserve. The Rental Reserve shall be used to cover shortfalls in monthly Lease payments by Tenant and shall be disbursed to Pelham Purchaser until the earlier of : (i) a period of two (2) years following the Closing, or (ii) a new lease with a new tenant (the “Replacement Tenant”) for the Premises is executed (the “Rental Holdback Period”), as follows:
a. If during any month within the Rental Holdback Period, Tenant fails to pay its monthly rent and additional rent (or any portion thereof) by the fifteenth (15th) day of the month, Pelham Purchaser shall be permitted to draw upon the Rental Escrow Account and Escrow Agent shall disburse the fixed minimum rent and additional rent (or any portion thereof) for such month.
b. If during any month within the Rental Holdback Period, Tenant pays its fixed minimum rent and additional rent (or any portion thereof) on or before the fifteenth (15th) day of the month, Pelham Seller shall be entitled to and Escrow Agent shall disburse such amount to Pelham Seller from the Rental Escrow Account the fixed minimum rent and additional rent amount (or any portion thereof) for such month.

c. Upon the expiration of the Rental Holdback Period, any balance of the Rental Reserve remaining in the Rental Escrow Account shall be released to Pelham Seller along with any and all interest earned thereon not previously disbursed.
d. In the event Tenant defaults on payment(s) of fixed minimum rent and additional rent (or any portion thereof) during the Rental Holdback Period and Pelham Purchaser withdraws fixed minimum rent and additional rent (or any portion thereof) in accordance with the terms herein, and Tenant subsequently makes payment of the rental arrears (or any portion thereof), such payment shall be promptly paid to Pelham Seller.
6. Replacement Lease Reserve. If Pelham Purchaser evicts Tenant, the Replacement Lease Reserve shall be available to Pelham Purchaser to pay the costs of leasing brokerage commissions (“Commissions”) and/or tenant improvement costs (“TI Costs”) (Commissions and TI Costs, collectively hereinafter referred to as “Replacement Lease Costs”).
a. If during a two (2) year period commencing on the date hereof (the “Replacement Lease Holdback Period”), Tenant is evicted, Pelham Purchaser shall be permitted to draw upon the entire Replacement Lease Escrow Account in one lump sum disbursement.
b. In the event that Tenant has not been evicted during the Replacement Holdback Period, upon the expiration of the Replacement Holdback Period, the entire Replacement Lease Reserve shall be refunded to Pelham Seller along with any and all interest earned thereon.
Disbursement of Escrow Funds.
7. Rent Reserve.
        a. Escrow Agent shall make monthly disbursements of the Escrow Funds up to the amount of the Rental Reserve for rental shortfalls attributable to Tenant during Rental Holdback Period on the terms set forth below:
            i. To Pelham Purchaser, the amount for the time period set forth on Exhibit B [note- Exhibit B should list rental payment schedule], automatically on the 16th of each month, or, if Pelham Purchaser has received rent and additional rent from Tenant, Pelham Purchaser shall deliver written notice to Escrow Agent and Pelham Seller stating the amount of such payment, which such amount shall be disbursed to Pelham Seller (the “Rent Notice”). Should Pelham Seller deliver a written objection to Escrow Agent and Pelham Purchaser on or before the 15th day of a month, Escrow Agent shall not disburse the funds from the Rental Escrow Account until instructed to do so in writing by both Pelham Seller and Pelham Purchaser, or by court order.
8. Replacement Lease Costs.
        a. Escrow Agent shall make one disbursements of the Escrow Funds upon satisfaction of any of the following:
            i. To Pelham Purchaser, upon the Tenant’s eviction and written instructions of Pelham Purchaser, in accordance with such instructions; or
            ii. Upon the expiration of the Replacement Lease Holdback Period, to Pelham Seller.
9. Escrow Agent shall not pay or deliver any Escrow Funds to any party if it receives a written objection from the other party to the proposed payment or delivery within five (5) days after a Rent Notice is delivered or the expiration of the Replacement Lease Holdback Period, as applicable. If Escrow Agent does receive such written objection within such five (5) day period or if for any other reason Escrow Agent in good faith shall elect not to make such payment or delivery, Escrow Agent shall forward a copy of the objections, if any, to the other party or parties, and continue to hold the Escrow Funds unless otherwise directed by written instructions from the parties to this Agreement or by a judgment of a court of competent jurisdiction. In any event, Escrow Agent shall have the right to refrain from taking any further action with respect to the subject matter of the escrow until it is reasonably satisfied that such dispute is resolved or action by Escrow Agent is required by an order or judgment of a court of competent jurisdiction.
Disputes.
10. All disputes hereunder shall be resolved by binding arbitration. Arbitration shall be conducted in the State of New York. Except as otherwise provided below the parties shall share equally the fees and expenses of the arbitration which will be submitted for resolution in accordance with the AAA Comprehensive Arbitration Rules and Procedures then in effect. The parties will choose a single arbitrator by agreement, or by alternately striking from combined lists, as described above. The arbitrator’s decision shall be conclusive, binding and enforceable. In connection with any arbitration, the parties shall be entitled to engage in reasonable discovery as determined by the arbitrator. The arbitrator shall, in the award, allocate all of the costs of the arbitration, including the fees of the arbitrator and the reasonable attorneys’ fees of the prevailing party, against the party who did not prevail.
Costs of Escrow Account.
11. Except as provided in Section 14, all costs and expenses of the Escrow Account and Escrow Agent hereunder shall be borne by Pelham. Escrow Agent shall collect such costs and expenses directly from Pelham Seller and shall not debit the funds therefor.
No Third Party Rights.
12. Nothing herein shall be deemed to create, either expressly or by implication, any liens or claims or third party rights in favor of any party other than Pelham Purchaser and Pelham Seller to the Escrow Funds.
Escrow Agent.
13. The parties hereto agree that Escrow Agent’s only liability hereunder shall be to hold the Escrow Funds as Escrow Agent hereunder and to disburse said funds to Pelham Seller or Pelham Purchaser in accordance with the terms of this Agreement. Escrow Agent shall have no responsibility for, and shall not be concerned with, any agreements between the parties hereto, except as specifically provided in this Agreement and the PSA.
14. Escrow Agent may interplead the Escrow Funds at any time in regard to any controversy among the parties which cannot be resolved in a reasonable time among the parties, as to appropriate interpretation of these instructions or distribution of the Escrow Funds, or in regard to any suit on this escrow brought against Escrow Agent by any party. Escrow Agent’s reasonable costs incurred in interpleading the Escrow Funds or in any litigation pertaining to this escrow including attorneys’ fees shall be paid by whichever of Pelham Purchaser or Pelham Seller does not prevail in such dispute. If there is no prevailing party, such costs shall be paid by Pelham Purchaser and Pelham Seller in equal proportions.
15. Escrow Agent shall not be liable for any act or omission taken or omitted in good faith, or for any mistake of fact or law, except for Escrow Agent’s malfeasance, gross negligence, or willful misconduct.
16. Pelham Seller and Pelham Purchaser agree jointly and severally to defend, indemnify and hold harmless Escrow Agent against and from any claim, judgment, loss, liability, cost or expense resulting from any dispute or litigation arising out of or concerning Escrow Agent’s duties or services under this Agreement, other than due to Escrow Agent’s malfeasance, gross negligence or willful misconduct. This indemnity includes, without limitation, reasonable attorneys’ fees and disbursements.
Enforcement.
17. If Pelham Seller or Pelham Purchaser fails to perform any of its obligations under this Agreement or if a dispute arises between Pelham Seller and Pelham Purchaser concerning the meaning or interpretation of any provision of this Agreement, then the defaulting party or the party not prevailing in such dispute shall pay any and all costs and expenses incurred by the other party on account of such default and/or in enforcing or establishing its rights hereunder, including, without limitation, court costs and reasonable attorneys’ fees and disbursements. Any such attorneys’ fees and other expenses incurred by Pelham Seller or Pelham Purchaser in enforcing a judgment in its favor under this Agreement shall be recoverable separately from and in addition to any other amount included in such judgment, and such attorneys’ fees obligation is intended to be severable from the other provisions of this Agreement and to survive and not be merged into any such judgment.
Sole Parties.
18. This Agreement is made exclusively for the benefit of and solely for the protection of Pelham Seller and Pelham Purchaser, and no other person or persons, except for Escrow Agent, shall have the right to enforce the provisions of this Agreement by action or legal proceedings or otherwise or to rely on any representations, certifications, determinations, or covenants made hereunder.
Purchase Agreement Not Affected.
19. This Agreement is not intended to supersede the terms of the PSA. Neither this Agreement nor any term, covenant or condition hereof may be modified or amended except by an agreement in writing executed by Pelham Seller, Pelham Purchaser and Escrow Agent.

Applicable Law.
20. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.
Time of the Essence.
21. Time shall be of the essence in every particular of this Agreement.
Notices.
22. All notices or other communications required or provided to be sent by either party shall be in writing and shall be sent: (i) by any nationally known overnight delivery service for next day delivery, (ii) by delivery in person, or (iii) by electronic mail in PDF format or its equivalent. All notices delivered via (x) a nationally recognized overnight carrier, such as Federal Express, shall be deemed effective one (1) business day after deposit with such carrier; (y) personal delivery shall be deemed effectively given on the date of such delivery; and (z) electronic format shall be deemed to have been given upon receipt provided that such receipt occurs on or before 5:00 p.m. Central Time on a business day, otherwise, such notice shall be deemed to have been given on the next succeeding business day.
All notices shall be addressed to the parties at the addresses below:
To Seller:    Acadia Realty Limited Partnership
c/o Acadia Realty Trust
1311 Mamaroneck Avenue, Suite 260
White Plains, New York 10605
Attention: Robert Masters
e-mail: rmasters@acadiarealty.com
To Purchaser:    RPAI Pelham Manor, L.L.C.
c/o Retail Properties of America, Inc.
2021 Spring Road, Suite 200
Oak Brook, Illinois 60523
Attention: Shane Garrison
e-mail: garrison@rpai.com

With a copy to: RPAI Pelham Manor, L.L.C.
c/o Retail Properties of America, Inc.
2021 Spring Road, Suite 200
Oak Brook, IL 60523
Attention: Dennis K. Holland
e-mail: Holland@rpai.com
Counterparts.
23. This Agreement may be executed in one or more counterparts which may be delivered by electronic mail, which shall be deemed an original, and all of which taken together shall constitute one and the same instrument.

[Signatures to follow on the immediately subsequent page]

In Witness Whereof, the parties hereto have executed this Agreement as of the date first set forth above.
PELHAM SELLER:
ACADIA PELHAM MANOR LLC

By:_____________________________
Robert Masters
Senior Vice President

PELHAM PURCHASER:
RPAI PELHAM MANOR, L.L.C.,
a Delaware limited liability company

By: Retail Properties of America, Inc.
a Maryland corporation, its sole member

By: _____________________________
_____________________________
Name
_____________________________
Title

ESCROW AGENT
CHICAGO TITLE INSURANCE COMPANY

By:_____________________________

________________________________
Name
________________________________
Title